                                                                   EXHIBIT 10.15





                                   CONFORMED*

                                CREDIT AGREEMENT


                                    between


                             TEPPCO COLORADO, LLC,
                                  as Borrower,


                            SUNTRUST BANK, ATLANTA,
                                   as Agent,


                                      and


                                CERTAIN LENDERS,
                                   as Lenders




                                  $38,000,000


                                 APRIL 21, 1998





[SUNTRUST LOGO]                                                    [TEPPCO LOGO]

__________________________________

*        CONFORMED AS EXECUTED.

                               TABLE OF CONTENTS


SECTION 1        DEFINITIONS AND TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Time References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.3     Other References . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         1.4     Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 2        TERM LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

SECTION 3        PAYMENT TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

         3.1     Notes and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.2     Interest and Principal Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.3     Interest Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.4     Interest Recapture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         3.5     Interest Calculations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.6     Maximum Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.7     Funding Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.8     Order of Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.9     Sharing of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         3.10    Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.11    Capital Adequacy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.12    Foreign Lenders, Participants, and Assignees . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.13    Discharge and Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 4        CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 5        REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

         5.1     Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.2     Subsidiaries and Names . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.3     Existence, Authority, and Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.4     Authorization and Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.5     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.6     Current Financials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.7     Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.8     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.9     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.10    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.11    Employee Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.12    Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.13    Properties; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.14    Government Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.15    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.16    Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.17    Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.18    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.19    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 6        AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

         6.1     Certain Items Furnished  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.2     Use of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.3     Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.4     Inspections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14




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
         6.5     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.6     Payment of Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.7     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.8     Maintenance of Existence, Assets, and Business . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.9     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.10    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.11    INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 7        NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

         7.1     Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.2     Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         7.3     Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.4     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         7.5     Employee Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.6     Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.7     Compliance with Legal Requirements and Documents . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.8     Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.9     Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.10    Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         7.11    Mergers, Consolidations, and Dissolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.12    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.13    Fiscal Year and Accounting Methods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.14    New Businesses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.15    Government Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.16    Strict Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 8        FINANCIAL COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         8.1     Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         8.2     Debt/EBITDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

SECTION 9        EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

         9.1     Payment of Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.2     Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.3     Debtor Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.4     Judgments and Attachments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.5     Government Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.6     Misrepresentation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         9.7     Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.8     Other Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         9.9     Validity and Enforceability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 10       RIGHTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

         10.1    Remedies Upon Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         10.2    Company Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         10.3    Not in Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         10.4    Course of Dealing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.5    Cumulative Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.6    Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.7    Expenditures by Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         10.8    Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 11       AGENT AND LENDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

         11.1    Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         11.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
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
         11.3    Proportionate Absorption of Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         11.4    Delegation of Duties; Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         11.5    Limitation of Agent's Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         11.6    Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11.7    Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11.8    Relationship of Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         11.9    Benefits of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 12       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

         12.1    Nonbusiness Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         12.2    Communications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         12.3    Form and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         12.4    Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         12.5    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         12.6    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         12.7    Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         12.8    Amendments, Supplements, Waivers, Consents, and Conflicts  . . . . . . . . . . . . . . . . . . . . .  26
         12.9    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         12.10   Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         12.11   Venue and Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         12.12   NON-RECOURSE TO GENERAL PARTNER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12.13   Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         12.14   Entirety . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29



                                                  SCHEDULES AND EXHIBITS
                                                  ----------------------

         Schedule 2       -       Lenders and Commitments
         Schedule 4       -       Closing Documents
         Schedule 5.2     -       Companies and Names
         Schedule 5.8     -       Litigation
         Schedule 5.10    -       Environmental Matters
         Schedule 5.11    -       Employee-Plan Matters
         Schedule 5.12    -       Existing Debt
         Schedule 5.13    -       Existing Liens
         Schedule 5.15    -       Affiliate Transactions

         Exhibit A        -       Term Note
         Exhibit B        -       Guaranty
         Exhibit C        -       Compliance Certificate
         Exhibit D        -       Opinion of Counsel
         Exhibit E        -       Assignment and Assumption Agreement
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
                                CREDIT AGREEMENT


         THIS AGREEMENT is entered into as of April 21, 1998, between TEPPCO COLORADO, LLC, a Delaware limited liability company ("BORROWER"), Lenders (defined below), and SUNTRUST BANK, ATLANTA, as Agent for Lenders.

         Borrower has requested that Lenders make a $38,000,000 term loan (the "TERM LOAN") to Borrower to be funded in a single advance on the Closing Date and used by Borrower to purchase two fixed assets known as fractionators (together with all directly related equipment and accessions, the "FRACTIONATORS"). Lenders are willing to extend the Term Loan to Borrower upon and subject to the terms and conditions of this agreement.

         ACCORDINGLY, for adequate and sufficient consideration, Borrower, Lenders, and Agent agree as follows:

SECTION 1        DEFINITIONS AND TERMS.

         1.1     DEFINITIONS.  As used in the Credit Documents:

         "AFFILIATE" of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of this definition (a) "control," "controlled by," and "under common control with" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract, or otherwise), and (b) General Partner, Parent, and Guarantor, Borrower, and all other Subsidiaries of Parent are Affiliates with each other.

         "AGENT" means, at any time, SunTrust Bank, Atlanta (or its successor appointed under SECTION 11), acting as administrative, managing, and syndication agent for Lenders under the Credit Documents.

         "ASSIGNEE" is defined in SECTION 12.10(C).

         "ASSIGNMENT" is defined in SECTION 12.10(C).

         "BORROWER" is defined in the preamble to this agreement.

         "BUSINESS DAY" means any day other than Saturday, Sunday, and any other day that commercial banks are authorized by Legal Requirement to be closed in Georgia.

         "CAPITAL LEASE" means any capital lease or sublease that is required by GAAP to be capitalized on a balance sheet.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq.

         "CLOSING DATE" means the date agreed to by Borrower and Agent for disbursement of the Term Loan, which must be a Business Day occurring no later than April 30, 1998, but not before all of the conditions precedent in this agreement for that disbursement have been satisfied.

         "COMMITMENT" means, at any time and for any Lender, the amount stated beside that Lender's name on the most- recently amended SCHEDULE 2.




                                                                CREDIT AGREEMENT

         "COMMITMENT PERCENTAGE" means, for any Lender and at any time, the proportion (stated as a percentage) that its Commitment bears to the total Commitments of all Lenders.

         "COMPANIES" means, at any time, Guarantor and each of its Subsidiaries.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT C and signed by a Responsible Officer.

         "CONSTITUENT DOCUMENTS" means, for any Person, the documents for its formation and organization, which, for example, for a (a) corporation are its corporate charter and bylaws, (b) for a partnership is its partnership agreement, (c) for a limited-liability company are its certificate of organization and regulations, and (d) for a trust is the trust agreement or indenture under which it is created.

         "CREDIT DOCUMENTS" means (a) this agreement, certificates and reports delivered by or on behalf of any Company, Parent, or General Partner under this agreement, and exhibits and schedules to this agreement, (b) all agreements, documents, and instruments in favor of Agent or Lenders (or Agent on behalf of Lenders) ever delivered by or on behalf of any Company, Parent, or General Partner in connection with or under this agreement or otherwise delivered by or on behalf of any Company, Parent, or General Partner in connection with all or any part of the Obligation, and (c) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

         "CURRENT FINANCIALS" means, unless otherwise specified, either (a) Parent's consolidated Financials for the year ended December 31, 1997, or (b) at any time after annual Financials are first delivered under SECTION 6.1, Parent's annual Financials then most recently delivered to Lenders under
SECTION 6.1(A), together with Parent's quarterly Financials then most recently delivered to Lenders under SECTION 6.1(B).

         "DEBT" means (for any Person, at any time, and without duplication)
(a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or similar instruments, (c) all obligations to pay the deferred purchase price of property or services except trade accounts payable arising in the ordinary course of business, (d) all obligations arising under acceptance facilities or facilities for the discount or sale of accounts receivable, (e) all direct or contingent obligations in respect of letters of credit, (f) each obligation for Hedging Exposure of $10,000,000 or more, (g) Capital Lease obligations, (h) all obligations under synthetic leases, (i) obligations of the type described in any of CLAUSES (A) through (H) above that are secured (or for which the holder of any such obligation has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, and (j) all obligations pursuant to guaranties, endorsements, and other contingent obligations for the obligations of others, the type of which obligations are otherwise described in any of CLAUSES (A) through (I) above.

However, solely for purposes of calculating the ratios under SECTIONS 8.1 and 8.2, the Debt in (x) CLAUSES (A), (B), (C), (D), (E), and (G) is limited to the unpaid principal amount or component thereof , and (y) CLAUSE (I) is limited to the lesser of either the unpaid amount of such obligations from time to time outstanding or the fair-market value of the property securing such obligations.

         "DEBTOR LAWS" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Legal Requirements affecting creditors' Rights.

         "DEFAULT PERCENTAGE" means, for any Lender and at any time, the proportion (stated as a percentage) that the Principal Debt owed to it bears to the Principal Debt owed all Lenders.

         "DEFAULT RATE" means, for any day, an annual interest rate equal from day to day to the lesser of either (a) the sum of the Fixed Rate plus 2% or (b) the Maximum Rate.





                                      2
                                                                CREDIT AGREEMENT

         "DISTRIBUTION" means, with respect to any shares of any capital stock, other equity securities, or ownership interests issued by a Person (a) the retirement, redemption, purchase, or other acquisition for value of those securities or interests, (b) the declaration or payment of any dividend on or with respect to those securities or interests, (c) any Investment by that Person in the holder of any of those securities or interests, and (d) any other payment by that Person with respect to those securities or interests.

         "EBITDA" means -- for any Person, for any period, and without duplication -- the sum of (a) Net Income, plus (b) to the extent actually deducted in calculating Net Income (i) Interest Expense, (ii) Tax Expense,
(iii) depreciation, and (iv) amortization.

         "EMPLOYEE PLAN" means any employee-pension-benefit plan covered by Title IV of ERISA and established or maintained by Guarantor or any ERISA Affiliate (other than a Multiemployer Plan).

         "ENVIRONMENTAL LAW" means any applicable Legal Requirement that relates to protection of the environment or to the regulation of any Hazardous Substances, including CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section
11001 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), analogous state and local Legal Requirements, and any analogous future enacted or adopted Legal Requirement.

         "ENVIRONMENTAL LIABILITY" means any liability, loss, fine, penalty, charge, lien, damage, cost, or expense of any kind to the extent that it results (a) from the violation of any Environmental Law, (b) from the Release or threatened Release of any Hazardous Substance, or (c) from actual or threatened damages to natural resources.

         "ENVIRONMENTAL PERMIT" means any permit, or license, from any Person defined in CLAUSE (A) of the definition of Governmental Authority that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA AFFILIATE" means any Person that, for purposes of Title IV of ERISA, is a member of Guarantors's controlled group or is under common control with Guarantor within the meaning of Section 414 of the IRC.

         "EVENT OF DEFAULT" is defined in SECTION 9.

         "FED-FUNDS RATE" means, for any day, the annual rate (rounded upwards, if necessary, to the nearest 0.01%) determined (which determination is conclusive and binding, absent manifest error) by Agent to be equal to (a) the weighted average of the rates on overnight federal-funds transactions with member banks of the Federal Reserve System arranged by federal-funds brokers on that day, as published by the Federal Reserve Bank of New York on the next Business Day, or (b) if those rates are not published for any day, the average of the quotations at approximately 10:00 a.m. received by Agent from three federal-funds brokers of recognized standing selected by Agent in its sole discretion.

         "FINANCIALS" of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP (subject to year end audit adjustments with respect to interim Financials) and (b) except as stated in SECTION 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year or other relevant period, as applicable.

                                                                CREDIT AGREEMENT

         "FIXED RATE" means 6.53% per annum.

         "FRACTIONATORS" is defined in the recitals to this agreement.

         "GAAP" means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

         "GENERAL PARTNER" means Texas Eastern Products Pipeline Company, a Delaware corporation.

         "GOVERNMENT SECURITIES" means (to the extent they mature within one year from the date in question) readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America, and (b) obligations of an agency or instrumentality of, or corporation owned, controlled, or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

         "GOVERNMENTAL AUTHORITY" means any (a) local, state, territorial, federal, or foreign judicial, executive, regulatory, administrative, legislative, or governmental agency, board, bureau, commission, department, or other instrumentality, (b) private arbitration board or panel, or (c) central bank.

         "GUARANTOR" means TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership.

         "GUARANTY" means a guaranty substantially in the form of EXHIBIT B.

         "HAZARDOUS SUBSTANCE" means any substance that is designated, defined, classified, or regulated as a hazardous waste, hazardous material, pollutant, contaminant, explosive, corrosive, flammable, infectious, carcinogenic, mutagenic, radioactive, or toxic or hazardous substance under any Environmental Law, including, without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA.

         "HEDGING AGREEMENT" means, for any Person, any present or future, whether master or single, agreement, document or instrument providing for, or constituting an agreement to enter into (a) commodity hedges in the normal course of business in accordance with practices of that Person for hedging material purchases, (b) arrangement for foreign- currency-exchange protection,
(c) Rate-Protection Arrangement, and (d) interest-rate-hedging products involving payment premium for which that Person has no future liability.

         "HEDGING EXPOSURE" means at any time (a) for a Rate-Protection Arrangement, the related Rate-Protection Exposure, and (b) for any other Hedging Agreement, the amount, if any, that would be payable to the counter party to that Hedging Agreement if it were terminated at that time.

         "INTEREST EXPENSE" means -- for any Person, for any period, and without duplication -- all interest on the outstanding principal portion or component of its Debt, whether paid in cash or accrued as a liability and payable in cash during any subsequent period (including, without limitation, the interest component of Capital Leases), as determined by GAAP, and any premium or penalty incurred upon the repayment, redemption, or repurchase of Debt.

         "INVESTMENT" means, in respect of any Person, any loan, advance, extension of credit, or capital contribution to that Person, any other investment in that Person, or any purchase or commitment to purchase any equity securities or Debt issued by that Person or substantially all of the assets or a division or other business unit of that Person. However, the term investment does not include any extension of trade debt in the ordinary course of business or, as a result of collection efforts, the receipt of any equity in or property of a Person.

                                                                CREDIT AGREEMENT

         "IRC" means the Internal Revenue Code of 1986.

         "LEGAL REQUIREMENTS" means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Governmental Authority.

         "LENDERS" means the financial institutions (including, without limitation, Agent, in its capacity as a Lender, in respect of its Commitment) initially named on SCHEDULE 2 or, to the extent they constitute permitted assignees pursuant to the terms of this agreement, on the most-recently-amended
SCHEDULE 2, if any, delivered by Agent under this agreement, and, subject to this agreement, their respective successors and permitted assigns (but not any Participant who is not otherwise a party to this agreement in the capacity as Lenders).

         "LIEN" means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners (other than title of the lessor under an operating lease).

         "LITIGATION" means any action by or before any Governmental Authority.

         "MATERIAL-ADVERSE EVENT" means any circumstance or event that, individually or collectively, is, or is reasonably expected to result (at any time before the Commitments are fully cancelled or terminated and the Obligation is fully paid and performed) in, any (a) material impairment of (i) the ability of Borrower or Guarantor to perform any of their respective payment or other material obligations under any Credit Document, or (ii) the ability of Agent or any Lender to enforce any of those obligations or any of their respective Rights under the Credit Documents (other than as a result of its own act or omission), (b) material and adverse effect on the financial condition of Parent and its Subsidiaries as a whole as represented to Lenders in the Current Financials most recently delivered before the date of this agreement, or (c) Event of Default or Potential Default.

         "MATURITY DATE" means the earlier of either (a) April 21, 2001, or (b) the effective date that Lenders' Commitments to lend have been terminated or canceled or that the Principal Debt has been accelerated as provided in this agreement and is immediately due and payable.

         "MAXIMUM AMOUNT" and "MAXIMUM RATE" respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Legal Requirement, that Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the IRC to which Guarantor or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

         "NET INCOME" means, for any Person and any period, that Person's profit or loss (a) after deducting all of its operating expenses, provision for Taxes and reserves (including reserves for deferred income Taxes), and all other deductions in accordance with GAAP, but (b) excluding (i) extraordinary items, (ii) in the case of Parent, any equity interest in the unremitted earnings of any Person that is not a Subsidiary of Parent, (iii) the profit or loss of any Person accrued before the date that (A) it becomes a Subsidiary of Parent, (B) it is merged with Parent or any of its Subsidiaries, or (C) its assets are acquired by Parent of any of its Subsidiaries.

         "NOTE" means a Term Note substantially in the form of EXHIBIT A.

         "OBLIGATION" means all present and future (a) Debts, liabilities, and obligations of Borrower to Agent or any Lender that arises under any Credit Document, whether principal, interest, fees, costs, attorneys' fees, or otherwise, (b) Rate-Protection Exposure of any Rate-Protection Party that is a Lender or an Affiliate (with

                                                                CREDIT AGREEMENT
whom Borrower has contractually entered into such Hedging Agreement in connection with this agreement) of a Lender, and (c) renewals, extensions, and modifications of any of the foregoing.

         "OSHA" means the Occupational Safety and Health Act of 1970, 29 U.S.C.
Section  651 et seq.

         "PARENT" means TEPPCO Partners, L.P., a Delaware limited  partnership.

         "PARTICIPANT" is defined in SECTION 14.10(B).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERMITTED DEBT" is defined in SECTION 7.1.

         "PERMITTED LIENS" is defined in SECTION 7.4.

         "PERMITTED INVESTMENT" is defined in SECTION 7.8.

         "PERSON" means any individual, entity, or Governmental Authority.

         "POTENTIAL DEFAULT" means any event, occurrence, or circumstance, the existence of which upon any required notice, time lapse, or both, would become an Event of Default.

         "PREDECESSOR" means any Person for whose obligations and liabilities any Company is reasonably expected to be liable as the result of any merger, de facto merger, stock purchase, asset purchase or divestiture, combination, joint venture, investment, reclassification, or other similar business transaction.

         "PRINCIPAL DEBT" means, at any time, the unpaid principal balance of the Term Loan.

         "RATE-PROTECTION ARRANGEMENT" means any interest-rate swap, cap, collar, or similar arrangement.

         "RATE-PROTECTION EXPOSURE" means, for any Rate-Protection Arrangement and at any time, the amount, if any, that would be payable to the Rate-Protection Party in that Rate-Protection Arrangement for any "agreement value" as though that Rate-Protection Arrangement were terminated at that time, in each case (a) calculated as provided in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions, and Provisions for SWAPS in effect on the date such arrangement is entered into, and (b) determined by Agent in good faith in reliance upon any information (including any information provided by the Rate-Protection Party) that Agent believes (with no obligation to verify accuracy) to be accurate.

         "RATE-PROTECTION PARTY" means, at any time, any party that has entered into a Rate-Protection Arrangement with Borrower.

         "REAL PROPERTY" means any land, buildings, fixtures, and other improvements to land now or in the future directly or indirectly owned by any Company, leased to or otherwise operated by any Company, or subleased by any Company to any other Person.

         "RELEASE" means any "release" as defined under any Environmental Law.

         "REPRESENTATIVES" means officers, directors, employees, accountants, attorneys, and agents.

         "REQUIRED LENDERS" means, at any time, any combination of Lenders holding (directly or indirectly) at least either 100% (if there are one or two Lenders) or 66 2/3% (if there are three or more Lenders) of either (a) the total Commitments while there is no Principal Debt or (b) the Principal Debt while there is any Principal Debt.

                                                                CREDIT AGREEMENT

         "RESPONSIBLE OFFICER" means General Parent's chairman, president, chief executive officer, chief financial officer, or treasurer.

         "RIGHTS" means rights, remedies, powers, privileges, and benefits.

         "SENIOR NOTES" means the 6.45% Senior Notes Due 2008 in the original aggregate principal amount of $180,000,000 and the 7.51.% Senior Notes Due 2028 in the original aggregate principal amount of $210,000,000 each case issued by Guarantor under the Indenture dated as of January 27, 1998, between Guarantor and The Bank of New York, Trustee.

         "SOLVENT" means, as to any Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

         "SUBSIDIARY" of any Person means any corporation, limited liability company, general or limited partnership, or other entity of which more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person.

         "TANGIBLE-NET WORTH" means, at any time and for any Person, the sum of
(i) its stockholders', members', or partners' equity, as the case may be, minus
(ii) the total (without duplication of deductions already made in arriving at that equity) of the book value of all assets that would be treated as intangible assets under GAAP, including goodwill, trademarks, trade names, copyrights, patents, and unamortized debt discount and expense.

         "TAXES" means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

         "TAX EXPENSE" means -- for any Person, for any period, and without duplication -- the Taxes on income accrued during that period.

         "TERM LOAN" is defined in the recitals of this agreement.

         1.2 TIME REFERENCES. Unless otherwise specified, in the Credit Documents (a) time references (e.g., 10:00 a.m.) are to time in Atlanta, Georgia, on the applicable date, and (b) in calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

         1.3 OTHER REFERENCES. Unless otherwise specified, in the Credit Documents (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender, (b) where appropriate, words include their respective cognate expressions, (c) heading and caption references may not be construed in interpreting provisions, (d) monetary references are to currency of the United States of America, (e) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Credit Document in which they are used, (f) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (g) references to "including" mean including without limiting the generality of any description preceding that word, (h) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Credit Documents, (i) references to "writing" include printing, typing, lithography, and other means of reproducing words in a tangible, visible form, (j) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (k) references to any Legal Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, (l) references to any Governmental Authority include any Person succeeding to its relevant function, and (m) references to any Credit Document or other document include (to the extent not prohibited by the terms of the Credit Documents) every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.





                                      7
                                                                CREDIT AGREEMENT

         1.4 ACCOUNTING PRINCIPLES. Unless otherwise specified, in the Credit Documents (a) GAAP determines all accounting and financial terms and compliance with financial covenants, (b) GAAP in effect on the date of this agreement determines compliance with financial covenants, (c) otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period, and
(d) all financial terms and compliance with reporting and financial covenants must be on a consolidated basis, as applicable.

SECTION 2 TERM LOAN. Subject to the provisions in the Credit Documents, each Lender severally but not jointly agrees to lend to Borrower that Lender's Commitment Percentage of the Term Loan in a single advance on the Closing Date. If Borrower pays or prepays any portion of the Term Loan, that portion may not be reborrowed.

SECTION 3        PAYMENT TERMS.

         3.1 NOTES AND PAYMENTS. The Term Loan is evidenced by the Notes, one payable to each Lender in the stated amount of its Commitment. Borrower must make each payment and prepayment on the Obligation to Agent's principal office in Atlanta, Georgia, in immediately available funds by 1:00 p.m. on the day due; otherwise, but subject to SECTION 3.6, those funds continue to accrue interest as if they were received on the next Business Day. Agent shall promptly pay to each Lender the part of any payment or prepayment to which that Lender is entitled under this agreement on the same day Agent receives the funds from Borrower. Unless Agent has received notice from Borrower before the date on which any payment is due under this agreement that Borrower will not make that payment in full, then on the date that payment is due Agent may assume that Borrower has made the full payment due and Agent may, in reliance upon that assumption, cause to be distributed to each Lender on that date the amount then due to each Lender. If and to the extent Borrower does not make the full payment due to Agent, each Lender shall repay to Agent on demand the amount distributed to that Lender by Agent together with interest for each day from the date that Lender received payment from Agent until the date that Lender repays Agent (unless such repayment is made on the same day as such distribution), at an interest rate equal to the Fed-Funds Rate.

         3.2 INTEREST AND PRINCIPAL PAYMENTS. Accrued interest on the Principal Debt is due and payable on the 21st calendar day of each January, April, July, and October (commencing on the first of those dates that follows the Closing Date) and on the Maturity Date. The Principal Debt is due and payable on the Maturity Date. Concurrently with the sale, assignment, lease, transfer, or other disposition of either Fractionator, Borrower shall mandatorily prepay all of the Obligation. Borrower may, by giving notice to Agent no later than five Business Days before the date of the prepayment, prepay, without penalty and in whole or part, the Principal Debt so long as (i) the notice by Borrower specifies the amount to be prepaid, (ii) each voluntary partial prepayment must be in a principal amount of not less than $5,000,000, or a greater integral multiple of $1,000,000, plus accrued interest, on the amount prepaid, to the date of the prepayment, and (iii) Borrower shall pay the amounts due in respect of that prepayment under SECTION 3.7.

         3.3 INTEREST RATES. Except as provided in the next sentence, the Principal Debt bears interest at an annual rate equal to the lesser of either the Fixed Rate or the Maximum Rate. To the extent lawful, all past-due Principal Debt and past-due interest accruing on the Principal Debt bears interest from the date due (stated or by acceleration) at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment. Each change in the Maximum Rate is effective, without notice to Borrower or any other Person, upon the effective date of change.

         3.4 INTEREST RECAPTURE. If the designated interest rate applicable to any amount exceeds the Maximum Rate, the interest rate on that amount is limited to the Maximum Rate, but any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent lawful, Borrower shall pay an amount equal to the difference





                                      8
                                                                CREDIT AGREEMENT
between (a) the lesser of either the amount of interest that would have accrued if the designated rates had always been in effect or the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

         3.5 INTEREST CALCULATIONS. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be). All interest rate determinations and calculations by Agent are conclusive and binding absent manifest error.

         3.6 MAXIMUM RATE. Regardless of any provision contained in any Credit Document, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if any Lender ever does so, then any excess shall be treated as a partial prepayment of principal (without regard to SECTION 3.7) and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent lawful, (a) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest,
(b) exclude voluntary prepayments and their effects, and (c) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Term Loan. However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, then Lenders shall refund any excess (and Lenders may not, to the extent lawful, be subject to any penalties provided by any Legal Requirements for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount). If the Legal Requirements of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "indicated rate ceiling" from time to time in effect under Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, as amended.

         3.7 FUNDING LOSS. Borrower indemnifies and holds harmless each Lender for any and all Rate Protection Exposure that any Lender may incur in respect of any Rate-Protection Arrangement to which any Lender is a party (whether or not Borrower or Guarantor is party to it) in connection with the Term Loan and arising as a result of any prepayment of the Term Loan, whether
voluntary or by acceleration.   Any Lender incurring such a loss, cost, or
reduction may deliver to Borrower (through Agent) a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall pay that amount to that Lender within ten Business Days after receiving that certificate and other information that Borrower may reasonably request. The provisions of and undertakings and indemnification in this section survive the satisfaction and payment of the Obligation and termination of this agreement.

         3.8 ORDER OF APPLICATION. Each payment (including proceeds from the exercise of any Rights) of the Obligation shall be applied either (a) if no Event of Default or Potential Default exists, then in the order and manner as Borrower directs, or (b) if an Event of Default or Potential Default exists or if Borrower fails to give direction, then in the following order: (i) To all fees, expenses, and indemnified amounts for which Agent has not been paid or reimbursed in accordance with the Credit Documents and -- except while an Event of Default under SECTION 9.1 exists -- as to which Borrower has been invoiced and has failed to pay within ten Business Days of that invoice; (ii) to all fees, expenses, and indemnified amounts for which any Lender has not been paid or reimbursed in accordance with the Credit Documents (and if any payment is less than all unpaid or unreimbursed fees and expenses, then that payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date) and -- except while an Event of Default under SECTION
9.1 exists -- as to which Borrower has been invoiced and has failed to pay within ten Business Days of that invoice; (iii) to accrued interest on the Principal Debt; (iv) to the Principal Debt; and (v) to the remaining Obligation in the order and manner Required Lenders deem appropriate.

         3.9 SHARING OF PAYMENTS. Except as otherwise specifically provided (a) principal and interest payments shall be shared by Lenders in accordance with their respective Commitment Percentages while no Event of Default exists or their respective Default Percentages while an Event of Default exists, and (b) each





                                      9
                                                                CREDIT AGREEMENT
other payment on the Obligation shall be shared by Lenders in the proportion that the Obligation is owed to Lenders on the date of the payment. If any Lender obtains any payment or prepayment with respect to the Obligation
(whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under the SECTION 3.10) that exceeds the part of that payment or prepayment that it is then entitled to receive under the Credit Documents, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess payment or prepayment ratably with each other Lender. If all or any portion of any excess payment or prepayment is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this section may, to the fullest extent lawful, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Borrower in the amount of that participation.

         3.10 OFFSET. If an Event of Default exists, each Lender is entitled to exercise (for the benefit of all Lenders in accordance with the foregoing section) the Rights of offset and banker's Lien against each and every account and other property, or any interest therein, that Borrower or Guarantor may now or in the future have with, or which is now or in the future in the possession of, that Lender to the extent of the full amount of the Obligation then matured and owed (directly or participated) to it.

         3.11 CAPITAL ADEQUACY. If any change in any present Legal Requirement, any change in the interpretation or application of any present Legal Requirement, or any future Legal Requirement regarding capital adequacy applicable to a Lender or its parent company, or if compliance by any Lender with any request, directive, or requirement imposed in the future by any Governmental Authority regarding capital adequacy, or if any change in its written policies or in the risk category of this transaction resulting from any of the preceding changes, in any of the foregoing events or circumstances, reduces the rate of return on its capital resulting from any of the preceding changes as a consequence of its obligations under this agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this agreement) Agent or that Lender (through Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall pay that amount to Agent or that Lender within ten Business Days after demand. The provisions of and undertakings and indemnification in this section survive the satisfaction and payment of the Obligation and termination of this agreement for one year.

         3.12 FOREIGN LENDERS, PARTICIPANTS, AND ASSIGNEES. Each Lender, Participant (by accepting a participation interest under this agreement), and Assignee (by executing an Assignment) that is not organized under the laws of the United States of America or one of its states (a) represents to Agent and Borrower that (i) no Taxes are required to be withheld by Agent or Borrower with respect to any payments to be made to it in respect of the Obligation and
(ii) it has furnished to Agent and Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other form acceptable to Agent and Borrower that entitles it to a complete exemption from U.S. federal withholding Tax on all interest or fee payments under the Credit Documents, and (b) covenants to (i) provide Agent and Borrower a new Form 4224, Form 1001, Form W-8, or other form acceptable to Agent and Borrower upon the expiration or obsolescence according to Legal Requirement of any previously delivered form, duly executed and completed by it, entitling it to a complete exemption from U.S. federal withholding Tax on all interest and fee payments under the Credit Documents, and (ii) comply from time to time with all Legal Requirements with regard to the withholding Tax exemption. If any of the foregoing is not true at any time or the applicable forms are not provided, then Borrower and Agent (without duplication) may deduct and withhold from interest and fee payments under the Credit Documents any Tax at the maximum rate under the IRC or other applicable Legal Requirement, and amounts so deducted and withheld shall be treated as paid to that Lender, Participant, or assignee, as the case may be, for all purposes under the Credit Documents.





                                      10
                                                                CREDIT AGREEMENT

         3.13 DISCHARGE AND REINSTATEMENT. Each Company's obligations under the Credit Documents to which it is a party remain in full force and effect until no Lender has any commitment to extend credit under the Credit Documents and the Obligation is fully paid (except for provisions under the Credit Documents which by their terms expressly survive payment of the Obligation and termination of the Credit Documents). If any payment under any Credit Document is ever rescinded or must be restored or returned for any reason, then all Rights and obligations under the Credit Documents to receive and to enforce the receipt of that payment are automatically reinstated as though the payment had not been made when due.

SECTION 4 CONDITIONS PRECEDENT. No Lender is obligated to extend its Commitment Percentage of the Term Loan unless (a) Agent has received all of the items described in SCHEDULE 4, (b) all of the representations and warranties of the Companies in the Credit Documents are true and correct, and (c) no Material-Adverse Event exists. Each condition precedent in this agreement (including those on SCHEDULE 4) is material to the transactions contemplated by this agreement, and time is of the essence with respect to each condition precedent.

SECTION 5 REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Agent and Lenders as follows:

         5.1 PURPOSE. Borrower will only use the proceeds of the Term Loan to acquire the Fractionators.

         5.2 SUBSIDIARIES AND NAMES. SCHEDULE 5.2 describes (a) all of Guarantor's direct and indirect Subsidiaries, (b) every name or trade name used by Borrower or Guarantor during the five-year period before the date of this agreement, and (c) every change of Borrower's or Guarantor's name during the four-month period before the date of this agreement.

         5.3 EXISTENCE, AUTHORITY, AND GOOD STANDING. Each Company is duly organized, validly existing, and in good standing under the Legal Requirements of its jurisdiction of formation. Except where not a Material-Adverse Event, each Company is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (each of which jurisdictions is identified on SCHEDULE 5.2). Each Company possesses all requisite authority and power to conduct its business as is now being conducted and as proposed under the Credit Documents to be conducted and to own and operate its assets as now owned and operated and as proposed to be owned and operated under the Credit Documents.

         5.4 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each Company of each Credit Document to which it is a party and the performance by it of its obligations under those Credit Documents (a) are within its corporate, partnership, or comparable organizational powers, (b) have been duly authorized by all necessary corporate, partnership, or comparable organizational action, (c) require no action by or filing with any Governmental Authority (except any action or filing that has been taken or made on or before the Closing Date), (d) do not violate any provision of any of its Constituent Documents, and (e) except violations that individually or collectively are not a Material-Adverse Event, do not violate any provision of Legal Requirement applicable to it or any material agreement to which it is a party.

         5.5 BINDING EFFECT. Upon execution and delivery by all parties to it, each Credit Document will constitute a legal and binding obligation of each Company party to it, enforceable against it in accordance with that Credit Document's terms except as that enforceability may be limited by Debtor Laws and general principles of equity.

         5.6 CURRENT FINANCIALS. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of Parent and its Subsidiaries as of, and for the portion of the fiscal year ending on their dates (subject only to normal year-end adjustments for interim statements). Except for transactions directly related to, specifically contemplated by, or expressly permitted by the Credit Documents, no material adverse changes have occurred in such consolidated financial condition from that shown in the Current Financials.





                                      11
                                                                CREDIT AGREEMENT

         5.7     SOLVENCY.  Borrower and Guarantor are each Solvent.

         5.8 LITIGATION. Except as disclosed on SCHEDULE 5.8 and matters covered (subject to reasonable and customary deductible and retention) by insurance or indemnification agreements (a) no Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to any Company and, if so adversely determined, is a Material-Adverse Event, and (b) no outstanding and unpaid judgments against any Company exist that would be a Material-Adverse Event.

         5.9 TAXES. Except where not a Material-Adverse Event (a) all Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency, and (b) all Taxes imposed upon each Company that are due and payable have been paid before delinquency except as being contested as permitted by SECTION 6.5.

         5.10    ENVIRONMENTAL MATTERS.  Except as disclosed on SCHEDULE 5.10
(a) no Company has received notice from any Governmental Authority that it has actual or potential Environmental Liability and no Company has knowledge that it has any Environmental Liability, which actual or potential Environmental Liability in either case constitutes a Material-Adverse Event, and (b) no Company has received notice from any Governmental Authority that any Real Property is affected by, and no Company has knowledge that any Real Property is affected by, any Release of any Hazardous Substance which constitutes a Material-Adverse Event.

         5.11 EMPLOYEE PLANS. Except as disclosed on SCHEDULE 5.11 or where not a Material-Adverse Event (a) no Employee Plan subject to ERISA has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 512 of the IRC), (b) neither Borrower nor any ERISA Affiliate has incurred liability -- except for liabilities for premiums that have been paid or that are not past due -- under ERISA to the PBGC in connection with any Employee Plan, (c) neither Borrower nor any ERISA Affiliate has withdrawn in whole or in part from participation in a Multiemployer Plan in a manner that has given rise to a withdrawal liability under Title IV of ERISA, (d) neither Borrower nor any ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the IRC), (e) no "reportable event" (as defined in Section 4043 of ERISA) has occurred excluding events for which the notice requirement is waived under applicable PBGC regulations, (f) neither Borrower nor any ERISA Affiliate has any liability, or is subject to any Lien, under ERISA or the IRC to or on account of any Employee Plan, (g) each Employee Plan subject to ERISA and the IRC complies in all material respects, both in form and operation, with ERISA and the IRC, and (h) no Multiemployer Plan subject to the IRC is in reorganization within the meaning of Section 418 of the IRC. None of the matters disclosed on SCHEDULE
5.11 give rise to any other "reportable events," as defined above.

         5.12    DEBT.  No Company has any Debt except as described on SCHEDULE
5.12.

         5.13 PROPERTIES; LIENS. Each Company has good and indefeasible title to all of its property reflected on the Current Financials as being owned by it except for property that is obsolete or that has been disposed of in the ordinary course of business between the date of the Current Financials and the date of this agreement or, after the date of this agreement, as permitted by SECTIONS 7.10 and 7.11. No Lien exists on any property of any Company except as described on SCHEDULE 5.13 and other Permitted Liens. Except for the Senior Notes, no Company is party or subject to any agreement, instrument, or order which in any way restricts any Company's ability to allow Liens to exist upon any of its assets except relating to Permitted Liens.

         5.14 GOVERNMENT REGULATIONS. No Company is subject to regulation under the Investment Company Act of 1940 or the Public Utility Holding Company Act of 1935.

         5.15 TRANSACTIONS WITH AFFILIATES. Except as otherwise disclosed on SCHEDULE 5.15 or permitted by SECTION 7.6, no Company is a party to a material transaction with any of its Affiliates.





                                      12
                                                                CREDIT AGREEMENT

         5.16 LEASES. Except where not a Material-Adverse Event (a) each Company enjoys peaceful and undisturbed possession under all leases necessary for the operation of its properties and assets, and (b) all material leases under which any Company is a lessee are in full force and effect.

         5.17 LABOR MATTERS. Except where not a Material-Adverse Event (a) no actual or threatened strikes, labor disputes, slow downs, walkouts, work stoppages, or other concerted interruptions of operations that involve any employees employed at any time in connection with the business activities or operations at the Real Property exist, (b) hours worked by and payment made to the employees of any Company or any Predecessor have not been in violation of the Fair Labor Standards Act or any other applicable Legal Requirements pertaining to labor matters, (c) all payments due from any Company for employee health and welfare insurance, including, without limitation, workers compensation insurance, have been paid or accrued as a liability on its books,
(d) the business activities and operations of each Company are in compliance with OSHA and other applicable health and safety Legal Requirements.

         5.18 INTELLECTUAL PROPERTY. Except where not a Material-Adverse Event (a) each Company owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this agreement, (b) each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, and (c) no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of any Company exists.

         5.19 FULL DISCLOSURE. Each fact or condition relating to the Companies or to Borrower's or Guarantor's financial condition, business, or property that is a Material-Adverse Event has been disclosed in writing to Agent. All information previously furnished by any Company to Agent in connection with the Credit Documents was (and all information furnished in the future by any Company to Agent will be) true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.

SECTION 6 AFFIRMATIVE COVENANTS. As long as any Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Agent and Lenders that, without first obtaining Required Lenders' consent to the contrary:

         6.1 CERTAIN ITEMS FURNISHED. Borrower shall cause the following to be furnished to each Lender:

                 (a) ANNUAL FINANCIALS. Promptly after preparation but no later than 90 days after the last day of each fiscal year of Parent, Financials showing the consolidated and consolidating financial condition and results of operations of Parent and its Subsidiaries as of, and for the year ended on, that last day, accompanied by (i) the opinion, without material qualification, of KPMG Peat Marwick LLP or other firm of nationally-recognized independent certified public accountants reasonably acceptable to Required Lenders, based on an audit using generally accepted auditing standards, that those Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated and consolidating financial condition and results of operations of Parent and its Subsidiaries, and (ii) a related Compliance Certificate.

                 (b) QUARTERLY FINANCIALS. Promptly after preparation but no later than 45 days after the last day of each of the first three fiscal quarters of Parent each year, Financials showing the consolidated and consolidating financial condition and results of operations of Parent and its Subsidiaries for that fiscal quarter and for the period from the beginning of the current fiscal year to the last day of that fiscal quarter, accompanied by a related Compliance Certificate.

                 (c) OTHER REPORTS. Promptly after preparation and distribution, accurate and complete copies of all reports and other material communications about material financial matters or material





                                      13
                                                                CREDIT AGREEMENT
         corporate plans or projections by or for any Company for distribution to any Governmental Authority or any creditor, other than credit, trade, and other reports prepared and distributed in the ordinary course of business and information otherwise furnished to Agent and Lenders under this agreement.

                 (d) EMPLOYEE PLANS. As soon as possible and within 30 days after any Company knows that any event which would constitute a reportable event under Section 4043(b) of Title IV of ERISA with respect to any Employee Plan subject to ERISA has occurred, or that the PBGC has instituted or will institute proceedings under ERISA to terminate that plan, deliver a certificate of a Responsible Officer of Borrower setting forth details as to that reportable event and the action which Borrower or an ERISA Affiliate, as the case may be, proposes to take with respect to it, together with a copy of any notice of that reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute those proceedings or any notice to the PBGC that the plan is to be terminated, as the case may be. For all purposes of this section, each Company is deemed to have all knowledge of all facts attributable to the plan administrator under ERISA.

                 (e) OTHER NOTICES. Notice, promptly after Borrower knows, of (i) the existence and status of any Litigation that is reasonably likely to be adversely determined and, if determined adversely to any Company, would be a Material-Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by any Company in any Credit Document, (iii) an Event of Default or Potential Default, specifying the nature thereof and what action the Companies have taken, are taking, or propose to take.

                 (f) LIEN RELEASES. Within 90 days after the date of this agreement, evidence reasonably satisfactory to Agent that all Lien filings in respect of the Mortgage, Security Agreement and Fixture Filing (as renewed, extended, amended, supplemented, and assigned) dated as of February 28, 1990, from Guarantor, and originally in favor of NationsBank of Texas, N.A., as Trustee, have been terminated or released.

                 (g) OTHER INFORMATION. Promptly when reasonably requested by Agent or any Lender, such information (not otherwise required to be furnished under this agreement) about any Company's business affairs, assets, and liabilities.

         6.2 USE OF CREDIT. Borrower shall use the proceeds of the Term Loan only for the purposes represented in this agreement.

         6.3 BOOKS AND RECORDS. Each Company shall maintain books, records, and accounts necessary to prepare Financials in accordance with GAAP.

         6.4 INSPECTIONS. Upon reasonable request and subject to compliance with applicable safety standards, with contractual privilege and non-disclosure agreements, and with the same conditions applicable to any Company in respect of property of that Company on the premises of other Persons, each Company shall allow Agent or any Lender (or their respective Representatives) to inspect any of its properties, to review reports, files, and other records and to make and take away copies thereof, to conduct reasonable tests or investigations, and to discuss any of its affairs, conditions, and finances with its other creditors, directors, officers, employees, or representatives from time to time, during reasonable business hours.

         6.5 TAXES. Each Company shall promptly pay when due any and all Taxes except Taxes that are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien sufficient to be enforced has been and continues to be stayed.

         6.6 PAYMENT OF OBLIGATION. Each Company shall promptly pay (or renew and extend) all of its material obligations as they become due (unless the obligations are being contested in good faith by, if required, appropriate proceedings).





                                      14
                                                                CREDIT AGREEMENT

         6.7 EXPENSES. Within ten Business Days after demand accompanied by an invoice describing the costs, fees, and expenses in reasonable detail (and subject to any limitations separately agreed to in writing by Borrower and Agent in respect of costs, fees, and expenses of Agent or any of its Representatives), Borrower shall pay (a) all costs, fees, and reasonable expenses paid or incurred by Agent incident to any Credit Document (including, without limitation, the reasonable fees and expenses of Agent's counsel in connection with the negotiation, preparation, delivery, and execution of the Credit Documents and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses incurred by Agent or any Lender in connection with the enforcement of the obligations of any Company under the Credit Documents or the exercise of any Rights under the Credit Documents (including, without limitation, reasonable allocated costs of in-house counsel, other reasonable attorneys' fees, and court costs), all of which are part of the Obligation, bearing interest, (if not paid within ten Business Days after demand accompanied by an invoice describing the costs, fees, and expenses in reasonable detail) on the portion thereof from time to time unpaid at the Default Rate until paid.

         6.8 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Each Company shall (a) except in connection with dispositions permitted under SECTION 7.10 and mergers, consolidations, and dissolutions permitted under SECTION 7.11, maintain its existence and good standing in its state of formation, and (b) except where not a Material-Adverse Event (i) maintain its authority to transact business and good standing in all other states, (ii) maintain all licenses, permits, and franchises (including, without limitation, Environmental Permits) necessary for its business, and (iii) keep all of its material assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs and replacements.

         6.9 INSURANCE. Each Company shall, at its cost and expense, maintain with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties (including, in the case of Borrower, the Fractionators) and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

         6.10 ENVIRONMENTAL MATTERS. Each Company shall (a) operate and manage its businesses and otherwise conduct its affairs in compliance with all Environmental Laws and Environmental Permits except to the extent noncompliance does not constitute a Material-Adverse Event, (b) promptly deliver to Agent a copy of any notice received from any Governmental Authority alleging that any Company is not in compliance with any Environmental Law or Environmental Permit if the allegation constitutes a Material-Adverse Event, and (c) promptly deliver to Agent a copy of any notice received from any Governmental Authority alleging that any Company has any potential Environmental Liability if the allegation constitutes a Material-Adverse Event.

         6.11    INDEMNIFICATION.

                 (a) AS USED IN THIS SECTION: (I)"INDEMNITEE" MEANS AGENT, EACH LENDER, EACH PRESENT AND FUTURE AFFILIATE (WITH WHOM BORROWER OR GUARANTOR HAS ENTERED INTO A WRITTEN CONTRACTUAL ARRANGEMENT) OF AGENT OR ANY LENDER, EACH PRESENT AND FUTURE REPRESENTATIVE OF AGENT, ANY LENDER, OR ANY OF THOSE AFFILIATES, AND EACH PRESENT AND FUTURE SUCCESSOR AND PERMITTED ASSIGN OF AGENT, ANY LENDER, OR ANY OF THOSE AFFILIATES OR REPRESENTATIVES; AND (II) "INDEMNIFIED LIABILITIES" MEANS ALL PRESENT AND FUTURE, KNOWN AND UNKNOWN, FIXED AND CONTINGENT, ADMINISTRATIVE, INVESTIGATIVE, JUDICIAL, AND OTHER CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, INVESTIGATIONS, SUITS, PROCEEDINGS, AMOUNTS PAID IN SETTLEMENT, DAMAGES, JUDGMENTS, PENALTIES, COURT COSTS, LIABILITIES, AND OBLIGATIONS -- AND ALL PRESENT AND FUTURE COSTS AND REASONABLE EXPENSES, AND DISBURSEMENTS (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS' FEES AND EXPENSES WHETHER OR NOT SUIT OR OTHER PROCEEDING EXISTS OR ANY INDEMNITEE IS PARTY TO ANY SUIT OR OTHER PROCEEDING) IN ANY WAY RELATED TO ANY OF THE FOREGOING -- THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY INDEMNITEE AND IN ANY WAY ARISING





                                      15
                                                                CREDIT AGREEMENT

         OUT OF ANY (A) CREDIT DOCUMENT, TRANSACTION CONTEMPLATED BY ANY CREDIT DOCUMENT, OR REAL PROPERTY, (B) ENVIRONMENTAL LIABILITY IN ANY WAY RELATED TO ANY COMPANY, PREDECESSOR, REAL PROPERTY, OR ACT, OMISSION, STATUS, OWNERSHIP, OR OTHER RELATIONSHIP, CONDITION, OR CIRCUMSTANCE CONTEMPLATED BY, CREATED UNDER, OR ARISING PURSUANT TO OR IN CONNECTION WITH ANY CREDIT DOCUMENT, OR (C) INDEMNITEE'S SOLE OR CONCURRENT ORDINARY NEGLIGENCE.

                 (b) BORROWER SHALL INDEMNIFY EACH INDEMNITEE FROM AND AGAINST, PROTECT AND DEFEND EACH INDEMNITEE FROM AND AGAINST, HOLD EACH INDEMNITEE HARMLESS FROM AND AGAINST, AND ON DEMAND PAY OR REIMBURSE EACH INDEMNITEE FOR, ALL INDEMNIFIED LIABILITIES.

                 (c) THE FOREGOING PROVISIONS (I) ARE NOT LIMITED IN AMOUNT EVEN IF THAT AMOUNT EXCEEDS THE OBLIGATION,(II) INCLUDE, WITHOUT LIMITATION, REASONABLE FEES AND EXPENSES OF ATTORNEYS AND OTHER COSTS AND EXPENSES OF LITIGATION OR PREPARING FOR LITIGATION AND DAMAGES OR INJURY TO PERSONS, PROPERTY, OR NATURAL RESOURCES ARISING UNDER ANY STATUTORY OR COMMON LEGAL REQUIREMENT, PUNITIVE DAMAGES, FINES, AND OTHER PENALTIES, AND (III) ARE NOT AFFECTED BY THE SOURCE OR ORIGIN OF ANY HAZARDOUS SUBSTANCE, AND (IV) ARE NOT AFFECTED BY ANY INDEMNITEE'S INVESTIGATION, ACTUAL OR CONSTRUCTIVE KNOWLEDGE, COURSE OF DEALING, OR WAIVER.

                 (d) HOWEVER, NO INDEMNITEE IS ENTITLED TO BE INDEMNIFIED UNDER THE CREDIT DOCUMENTS FOR ITS OWN GROSS NEGLIGENCE OR WILFUL MISCONDUCT.

                 (e) THE PROVISIONS OF AND INDEMNIFICATION AND OTHER UNDERTAKINGS UNDER THIS SECTION SURVIVE THE SALE OR OTHER TRANSFER OF ANY REAL PROPERTY TO ANY PERSON, THE SATISFACTION OF THE OBLIGATION, AND THE TERMINATION OF THE CREDIT DOCUMENTS FOR ONE YEAR.

SECTION 7 NEGATIVE COVENANTS. As long as any Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Agent and Lenders that, without first obtaining Required Lenders' consent to the contrary the Companies designated in the following sections of this SECTION 7 may not directly or indirectly do any of the following or commit (other than a commitment that is not binding on any Company until any prior written consent of Required Lenders is first obtained) to do any of the following:

         7.1 DEBT. No Company may have any Debt except the following (the "PERMITTED DEBT"):

                 (a) OBLIGATION. The Obligation and Guaranty under this agreement.

                 (b) EXISTING DEBT. The Debt described on SCHEDULE 5.12 (other than any such Debt that is described on that schedule as to be paid with the proceeds of the Term Loan), together with all renewals, extensions, amendments, modifications, and refinancings of (but not any principal increases to) any of that Debt.

                 (c) INTERCOMPANY. Debt of Borrower to Guarantor or of Guarantor to Borrower.

                 (d) OTHER DEBT OF GUARANTOR. Other Debt of Guarantor that shall not exceed $10,000,000 total- principal amount outstanding, together with renewals, extensions, amendments, modifications, and refinancings of that Debt subject to the foregoing limitations of this CLAUSE (D).

                 (e) HEDGING AGREEMENTS. Solely in respect of Guarantor, Hedging Agreements.

         7.2 SENIOR NOTES. No Company may amend or modify the terms of the Senior Notes or the related Indenture except as permitted by the express terms thereof without the consent of the holders thereof.





                                      16
                                                                CREDIT AGREEMENT

         7.3 PREPAYMENTS. No Company may prepay or redeem or cause to be prepaid or redeemed any principal of, or any interest on, any of its Debt except (a) the Obligation and (b) any of its other Debt if (i) no Event of Default or Potential Default exists immediately before, or will occur as a result of (or otherwise will exist immediately after), the prepayment or redemption, and (ii) in respect of any prepayment or redemption of the Senior Notes, Borrower concurrently prepays to Lenders an amount of Principal Debt that is in the same proportion to the amount of Principal Debt concurrent with or before that prepayment as the amount of principal of the Senior Notes then being prepaid or redeemed bears to the total principal amount of the Senior Notes immediately before that prepayment or redemption.

         7.4 LIENS. No Company may (a) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets except Permitted Liens or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets except (i) the Credit Documents, (ii) any lease that places a Lien prohibition on only the property subject to that lease, and (iii) arrangements and agreements that apply only to property subject to Permitted Liens. The following are "PERMITTED LIENS":

                 (a) EXISTING LIENS. The existing Liens that are described on SCHEDULE 5.13 (to the extent that such schedule does not indicate they are to be extinguished as a condition precedent to, or concurrent with, the disbursement of the Term Loan under this agreement) and all renewals, extensions, amendments, and modifications of any of them to the extent that the total-principal amount each individually secures never exceeds the total-principal amount secured by it on the date of this agreement.

                 (b) THIS TRANSACTION. Liens, if any, ever granted to Agent in favor of Lenders to secure all of any part of the Obligation.

                 (c) SETOFFS. Subject to any limitations imposed upon them in the Credit Documents, rights of set off or recoupment and banker's Liens.

                 (d) INSURANCE. Pledges or deposits made to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs.

                 (e) BIDS AND BONDS. Good-faith pledges or deposits (i) for 10% or less of the amounts due under (and made to secure) any Company's performance of bids, tenders, contracts (except for the repayment of borrowed money), (ii) in respect of any operating lease, that are for up to but not more than the greater of either 10% of the total rental obligations for the term of the lease or 50% of the total rental obligations payable during the first year of the lease, or
         (iii) made to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds benefitting any Company in the ordinary course of its business.

                 (f) PROPERTY RESTRICTIONS. Zoning and similar restrictions on the use of, and easements, restrictions, covenants, title defects, and similar encumbrances on, Real Property that do not materially impair the use of the Real Property and that are not violated by existing or proposed structures or land use.

                 (g) INCHOATE LIENS. If no Lien has been filed in any jurisdiction or agreed to (i) claims and Liens for Taxes not yet due and payable, (ii) mechanic's Liens and materialman's Liens for services or materials and similar Liens incident to construction and maintenance of real property, in each case for which payment is not yet due and payable, (iii) landlord's Liens for rental not yet due and payable, and (iv) Liens of warehousemen and carriers and similar Liens securing obligations that are not yet due and payable.





                                      17
                                                                CREDIT AGREEMENT

                 (h) MISCELLANEOUS. Any of the following to the extent that the validity or amount is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP has been made, levy and execution has not issued or continues to be stayed, and they do not individually or collectively detract materially from the value of the property of the Person in question or materially impair the use of that property in the operation of its business: (i) Claims and Liens for Taxes; (ii) claims and Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process before adjudication of a dispute on the merits; (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; (iv) Liens incident to construction and maintenance of real property; and (v) adverse judgments, attachments, or orders on appeal for the payment of money.

         7.5 EMPLOYEE PLANS. Except as disclosed on SCHEDULE 5.11 or where not a Material-Adverse Event, no Company may permit any of the events or circumstances described in SECTION 5.11 to exist or occur.

         7.6 TRANSACTIONS WITH AFFILIATES. No Company may enter into any material transaction with any of its Affiliates except (a) those described on
SCHEDULE 5.15, (b) transactions between Borrower and Guarantor, (c) transactions permitted under SECTIONS 7.1 or 7.8, (d) transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate, and (e) compensation arrangements in the ordinary course of business with directors and officers of the Companies.

         7.7 COMPLIANCE WITH LEGAL REQUIREMENTS AND DOCUMENTS. No Company may (a) violate the provisions of any Legal Requirements (including, without limitation, OSHA and Environmental Laws) applicable to it or of any material agreement to which it is a party if that violation alone, or when aggregated with all other violations, would be a Material-Adverse Event, (b) violate in any material respect any provision of its Constituent Documents, or (c) repeal, replace, or amend any provision of its Constituent Documents if that action would be a Material-Adverse Event.

         7.8 INVESTMENTS. No Company may make any Investments except the following (the "PERMITTED INVESTMENTS"):

                 (a) INVESTMENT POLICY. Investments specifically permitted by General Partner's short-term cash and long-term investment policies, true and correct copies of which have been provided to Agent as they are from time to time in effect.

                 (b) INTERCOMPANY. Investments by Borrower in Guarantor or by Guarantor in Borrower.

For purposes of this SECTION 7, the total amount outstanding of any Investment by any Person in any other Person is to be determined net of repayments and dividends to, and sales of securities of the second Person by, the first Person.

         7.9 DISTRIBUTIONS. No Company may declare, make, or pay any Distribution except (i) Distributions by any Subsidiary of Borrower to Borrower or by any Subsidiary of Guarantor to Guarantor, and (ii) other Distributions by Guarantor pursuant to the provisions of its limited partnership agreement as they are in effect on the date of this agreement.

         7.10 DISPOSITION OF ASSETS. No Company may sell, assign, lease, transfer, or otherwise dispose of any of its assets (including equity interests in any other Company) except:

                 (a) BORROWER. Any such disposition by Borrower of either Fractionator so long as Borrower makes the mandatory prepayment of the Obligation required by SECTION 3.2.





                                      18
                                                                CREDIT AGREEMENT

                 (b) GUARANTOR. Any such disposition by Guarantor (i) in the ordinary course of business for a fair and adequate consideration,
         (ii) of assets that are either obsolete or no longer in use and that are not significant to the continuation of Guarantor's business or unnecessary to its business operations, (iii) to Borrower, and (iv) of other assets, the net proceeds of which shall not exceed $25,000,000 in the aggregate.

         7.11 MERGERS, CONSOLIDATIONS, AND DISSOLUTIONS. No Company may merge or consolidate with any other Person or dissolve except (a) if no Event of Default or Potential Default exists or will exist as a result of it, any merger or consolidation, between Companies (so long as, if Guarantor is involved, it is the survivor, and if Borrower is involved other than with Guarantor, it is the survivor), and (b) dissolution of any Company (other than Borrower or Guarantor) if substantially all of its assets have been conveyed to any other Company or disposed of as permitted in SECTION 7.10.

         7.12 ASSIGNMENT. No Company may assign or transfer any of its Rights, duties, or obligations under any of the Credit Documents.

         7.13 FISCAL YEAR AND ACCOUNTING METHODS. No Company may change its fiscal year for accounting purposes or any material aspect of its method of accounting except to conform any new Subsidiary's accounting methods to Parent's accounting methods.

         7.14 NEW BUSINESSES. No Company may engage in any business except the businesses in which it is presently engaged and any other reasonably related business.

         7.15 GOVERNMENT REGULATIONS. No Company may conduct its business in a way that it becomes regulated under the Investment Company Act of 1940 or the Public Utility Holding Company Act of 1935.

         7.16 STRICT COMPLIANCE. No Company may indirectly do anything that it may not directly do under any covenant in any Credit Document.

SECTION 8 FINANCIAL COVENANTS. As long as any Lender is committed to lend under this agreement and until the Obligation has been fully paid and performed, Borrower covenants and agrees with Agent and Lenders that, without first obtaining Required Lenders' consent to the contrary, the following may not occur or exist as applicable to Parent and its Subsidiaries and as determined as of the last day of each fiscal quarter of Parent:

         8.1 LEVERAGE RATIO. The ratio of Debt to the sum of Tangible Net Worth plus Debt may never exceed the following, as applicable:

    Quarter(s) Ending                         Ratio
06/30/98 through 03/31/99                  0.68 to 1.00

06/30/99 and thereafter                    0.65 to 1.00





                                      19
                                                                CREDIT AGREEMENT

         8.2 DEBT/EBITDA. The ratio of Debt to EBITDA (for the four-quarterly period ending on that last day) may never exceed the following, as applicable:

       Quarter(s) Ending                       Ratio
 06/30/98  through 03/31/99                 4.25 to 1.00

 06/30/99 and thereafter                    4.00 to 1.00



SECTION 9 EVENTS OF DEFAULT. The term "EVENT OF DEFAULT" means the occurrence of any one or more of the following:

         9.1     PAYMENT OF OBLIGATION.  Borrower's failure or refusal to pay
(a) principal of any Note on or before the date due or (b) any other part of the Obligation on or before three Business Days after the date due.

         9.2 COVENANTS. Any Company's failure or refusal to punctually and properly perform, observe, and comply with any covenant (other than covenants to pay the Obligation) applicable to it:

                 (a)      In SECTIONS 7 or 8; or

                 (b) In SECTION 6.1, and that failure or refusal continues for ten days after the earlier of either any Company knows of it or any Company is notified of it by Agent or any Lender; or

                 (c) In any other provision of any Credit Document, and that failure or refusal continues for 30 days after the earlier of either any Company knows of it or any Company is notified of it by Agent or any Lender; or

         9.3 DEBTOR RELIEF. Any Borrower, Guarantor, or Parent (a) is not Solvent, (b) fails to pay its Debts generally as they become due, (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Legal Requirement, or (d) becomes a party to or is made the subject of any proceeding (except as a creditor or claimant) provided for by any Debtor Law (unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing).

         9.4 JUDGMENTS AND ATTACHMENTS. Where the amounts in controversy or of any judgments, as the case may be, exceed -- from and after the Closing Date and individually or collectively for all of the Companies -- $1,000,000 for Borrower or $25,000,000 for Guarantor, either such Company fails (a) to have discharged, within 60 days after its commencement, any attachment, sequestration, or similar proceeding against any of its assets or (b) to pay any money judgment against it within ten days before the date on which any of its assets may be lawfully sold to satisfy that judgment.

         9.5 GOVERNMENT ACTION. Where it is a Material-Adverse Event (a) a final non-appealable order is issued by any Governmental Authority (including, but not limited to, the United States Justice Department) seeking to cause any Company to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation, or similar Legal Requirements, or (b) any Governmental Authority condemns, seizes, or otherwise appropriates, or takes custody or control of all or any substantial portion of any Company's assets.

         9.6 MISREPRESENTATION. Any representation or warranty made by any Company in any Credit Document at any time proves to have been materially incorrect when made.





                                      20
                                                                CREDIT AGREEMENT

         9.7 CHANGE OF CONTROL. Any one or more of the following occurs or exists: (a) Guarantor ceases to be the managing member of Borrower; (b) Parent ceases to own at least 98.9899% of the limited partner interests in Guarantor; or (c) Texas Eastern Products Pipeline Company or any other Subsidiary of Duke Energy Corporation ceases to be the sole general partner of either Parent or Guarantor or both.

         9.8 OTHER DEBT. In respect of any Senior Notes or in respect of any other Debt owed by any Company (other than the Obligation) individually or collectively of at least $10,000,000 (a) any Company fails to make any payment when due (inclusive of any grace, extension, forbearance, or similar period), or (b) any default or other event or condition occurs or exists beyond the applicable grace or cure period, the effect of which is to cause or to permit any holder of that Debt to cause (whether or not it elects to cause) any of that Debt to become due before its stated maturity or regularly scheduled payment dates, or (c) any of that Debt is declared to be due and payable or required to be prepaid by any Company before its stated maturity.

         9.9 VALIDITY AND ENFORCEABILITY. Once executed, this agreement, any Note or the Guaranty ceases to be in full force and effect in any material respect or is declared to be null and void or its validity or enforceability is contested in writing by any Company party to it or any Company party to it denies in writing that it has any further liability or obligations under it except in accordance with that document's express provisions or as the appropriate parties under SECTION 12.8 below may otherwise agree in writing.

SECTION 10       RIGHTS AND REMEDIES.

         10.1    REMEDIES UPON EVENT OF DEFAULT.

                 (a)  DEBTOR RELIEF.  If an Event of Default exists under
         SECTION 9.3, the commitment to extend credit under this agreement automatically terminates, the entire unpaid balance of the Principal Debt and an accrued and unpaid portion of the remaining Obligation automatically becomes due and payable without any action of any kind whatsoever.

                 (b) OTHER EVENTS OF DEFAULT. If any Event of Default exists, subject to the terms of SECTION 11.5(B), Agent may (with the consent of, and must, upon the request of, Required Lenders), upon notice to Borrower, do any one or more of the following: (i) If the maturity of the Obligation has not already been accelerated under SECTION 10.1(A), declare the entire unpaid balance of all or any part of the Principal Debt and an accrued and unpaid portion of the remaining Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this agreement; (iii) reduce any claim to judgment; and (iv) exercise any and all other legal or equitable Rights afforded by the Credit Documents, by applicable Legal Requirements, or in equity.

                 (c) OFFSET. If an Event of Default exists, to the extent lawful, upon notice to Borrower, each Lender may exercise the Rights of offset and banker's lien against each and every account and other property, or any interest therein, which Borrower may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation then matured and owed to that Lender.

         10.2 COMPANY WAIVERS. To the extent lawful, Borrower waives all other presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

         10.3 NOT IN CONTROL. Nothing in any Credit Documents gives or may be deemed to give to Agent or any Lender the Right to exercise control over any Company's Real Property, other assets, affairs, or management or to preclude or interfere with any Company's compliance with any Legal Requirement or require any act or omission by any Company that may be harmful to Persons or property. Any "Material-





                                      21
                                                                CREDIT AGREEMENT

Adverse Event" or other materiality or substantiality qualifier of any representation, warranty, covenant, agreement, or other provision of any Credit Document is included for credit documentation purposes only and does not imply or be deemed to mean that Agent or any Lender acquiesces in any non-compliance by any Company with any Legal Requirement, document, or otherwise or does not expect the Companies to promptly, diligently, and continuously carry out all appropriate removal, remediation, compliance, closure, or other activities required or appropriate in accordance with all Environmental Laws. Agent's and Lenders' power is limited to the Rights provided in the Credit Documents. All of those Rights exist solely (and may be exercised in manner calculated by Agent or Lenders in their respective good faith business judgment) to assure payment and performance of the Obligation.

         10.4 COURSE OF DEALING. The acceptance by Agent or Lenders of any partial payment on the Obligation is not a waiver of any Event of Default then existing. No waiver by Agent, Required Lenders, or Lenders of any Event of Default is a waiver of any other then-existing or subsequent Event of Default. No delay or omission by Agent, Required Lenders, or Lenders in exercising any Right under the Credit Documents impairs that Right or is a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Credit Documents or otherwise.

         10.5 CUMULATIVE RIGHTS. All Rights available to Agent, Required Lenders, and Lenders under the Credit Documents are cumulative of and in addition to all other Rights granted to Agent, Required Lenders, and Lenders at law or in equity, whether or not the Obligation are due and payable and whether or not Agent, Required Lenders, or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Credit Documents.

         10.6 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to SECTION 3.

         10.7 EXPENDITURES BY LENDERS. Any costs and reasonable expenses spent or incurred by Agent or any Lender in the exercise of any Right under any Credit Document is payable by Borrower to Agent within ten Business Days after it has given demand and copies of supporting invoices or statements (if any), becomes part of the Obligation, and bears interest at the Default Rate from the date spent until the date repaid.

         10.8 LIMITATION OF LIABILITY. No Agent or Lender shall be liable to any Company for any amounts representing indirect, special, or consequential damages suffered by any Company, except where such amounts are based substantially on willful misconduct by that Agent or that Lender, but then only to the extent any damages resulting from such wilful misconduct are covered by that Agent's and that Lenders' fidelity bond or other insurance.

SECTION 11       AGENT AND LENDERS.

         11.1    AGENT.

                 (a) APPOINTMENT. Each Lender appoints Agent (including, without limitation, each successor Agent in accordance with this
         SECTION 11) as its nominee and agent to act in its name and on its behalf (and Agent and each such successor accepts that appointment):
         (i) To act as its nominee and on its behalf in and under all Credit Documents; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Credit Documents; (iii) to take any action that it properly requests under the Credit Documents (subject to the concurrence of other Lenders as may be required under the Credit Documents); (iv) to receive all documents and items to be furnished to it under the Credit Documents; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of collateral, if any, for the benefit of Lenders; (vi) to promptly distribute to it all material information, requests, documents, and items received from Borrower under the Credit Documents; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether





                                      22
                                                                CREDIT AGREEMENT
         voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Credit Documents; and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However, Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Credit Document or applicable Legal Requirement.

                 (b) SUCCESSOR. Agent may, subject to Borrower's prior written consent that may not be unreasonably withheld, assign all of its Rights and obligations as Agent under the Credit Documents to any of its Affiliates, which Affiliate shall then be the successor Agent under the Credit Documents. Agent may also, upon 30 days prior notice to Borrower, voluntarily resign. If the initial or any successor Agent ever ceases to be a party to this agreement or if the initial or any successor Agent ever resigns then Required Lenders shall (which, if no Event of Default or Potential Default exists, is subject to Borrower's approval that may not be unreasonably withheld) appoint the successor Agent from among Lenders (other than the resigning Agent). If Required Lenders fail to appoint a successor Agent within 30 days after the resigning Agent has given notice of resignation, then the resigning Agent may, on behalf of Lenders, upon 30 days prior notice to Borrower, appoint a successor Agent, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition).
         Upon its acceptance of appointment as successor Agent, the successor Agent succeeds to and becomes vested with all of the Rights of the prior Agent, and the prior Agent is discharged from its duties and obligations of Agent under the Credit Documents, and each Lender shall execute the documents that any Lender, the resigning Agent, or the successor Agent reasonably request to reflect the change. After any Agent's resignation as Agent under the Credit Documents, the provisions of this section inure to its benefit as to any actions taken or not taken by it while it was Agent under the Credit Documents.

                 (c) RIGHTS AS LENDER. Agent, in its capacity as a Lender, has the same Rights under the Credit Documents as any other Lender and may exercise those Rights as if it were not acting as Agent. The term "Lender", unless the context otherwise indicates, includes Agent. Agent's resignation or removal does not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Agent is not a fiduciary for Lenders or for Borrower but is simply acting in the capacity described in this agreement to alleviate administrative burdens for Borrower and Lenders, that Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth in the Credit Documents, and that Agent in its capacity as a Lender has the same Rights as any other Lender.

                 (d) OTHER ACTIVITIES. Agent or any Lender may now or in the future be engaged in one or more loan, letter of credit, leasing, or other financing transactions with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (collectively, the "OTHER ACTIVITIES") not the subject of the Credit Documents. Without limiting the Rights of Lenders specifically set forth in the Credit Documents, neither Agent nor any Lender is responsible to account to the other Lenders for those other activities, and no Lender shall have any interest in any other Lender's activities, any present or future guaranties by or for the account of Borrower that are not contemplated by or included in the Credit Documents, any present or future offset exercised by Agent or any Lender in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Agent's or any other Lender's possession or control that may be or become security for the obligations of Borrower arising under the Credit Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Agent or any Lender to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Credit Documents).

         11.2 EXPENSES. Each Lender shall pay its Commitment Percentage of any reasonable expenses (including court costs, reasonable attorneys' fees and other costs of collection) incurred by Agent or in





                                      23
                                                                CREDIT AGREEMENT
connection with any of the Credit Documents if Agent is not reimbursed from other sources within 30 days after incurrence. Each Lender is entitled to receive its Commitment Percentage of any reimbursement that it makes to Agent if Agent is subsequently reimbursed from other sources.

         11.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Credit Documents, nothing in the Credit Documents gives any Lender any advantage over any other Lender insofar as the Obligation is concerned or relieves any Lender from ratably absorbing any losses sustained with respect to the Obligation (except to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender's part of the Obligation).

         11.4 DELEGATION OF DUTIES; RELIANCE. Lenders may perform any of their duties or exercise any of their Rights under the Credit Documents by or through Agent, and Lenders and Agent may perform any of their duties or exercise any of their Rights under the Credit Documents by or through their respective Representatives. Agent, Lenders, and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Agent or that Lender (but nothing in this CLAUSE (A) permits Agent to rely on (i) oral statements if a writing is required by this agreement or (ii) any other writing if a specific writing is required by this agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its portion of the Obligation for all purposes until, written notice of the assignment or transfer is given to and received by Agent (and any request, authorization, consent, or approval of any Lender is conclusive and binding on each subsequent holder, assignee, or transferee of or Participant in that Lender's portion of the Obligation until that notice is given and received), (c) are not deemed to have notice of the occurrence of an Event of Default unless a responsible officer of Agent, who handles matters associated with the Credit Documents and transactions thereunder, has actual knowledge or Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Agent and are not liable for any action taken or not taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

         11.5    LIMITATION OF AGENT'S LIABILITY.

                 (a) EXCULPATION. Neither Agent nor any of its Affiliates or Representatives will be liable to any Lender for any action taken or omitted to be taken by it or them under the Credit Documents in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Credit Documents or be responsible for the consequences of any error of judgment (except for gross negligence or willful misconduct), and neither Agent nor any of its Affiliates or Representatives has a fiduciary relationship with any Lender by virtue of the Credit Documents (but nothing in this agreement negates the obligation of Agent to account for funds received by it for the account of any Lender).

                 (b) INDEMNITY. Unless indemnified to its satisfaction against loss, cost, liability, and expense, Agent may not be compelled to do any act under the Credit Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Credit Documents. If Agent requests instructions from Lenders, or Required Lenders, as the case may be, with respect to any act or action in connection with any Credit Document, Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Agent as a result of Agent's acting or refraining from acting under this agreement in accordance with instructions of Required Lenders.





                                      24
                                                                CREDIT AGREEMENT

                 (c) RELIANCE. Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Agent in respect of, (i) the creditworthiness of Parent or any Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Credit Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority, or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Credit Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Credit Document on the part of Parent or any Company. EACH LENDER AGREES TO INDEMNIFY AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER'S COMMITMENT PERCENTAGE OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE CREDIT DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE CREDIT DOCUMENTS IF AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT BY LENDERS FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         11.6 EVENT OF DEFAULT. While an Event of Default exists, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders. Agent is entitled to act or refrain from taking any action (without incurring any liability to any Person for so acting or refraining) unless and until it has received instructions from Required Lenders. In actions with respect to any Company's property, Agent is acting for the ratable benefit of each Lender.

         11.7 LIMITATION OF LIABILITY. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

         11.8 RELATIONSHIP OF LENDERS. The Credit Documents do not create a partnership or joint venture among Agent and Lenders or among Lenders.

         11.9 BENEFITS OF AGREEMENT. None of the provisions of this section inure to the benefit of any Company or any other Person except Agent and Lenders. Therefore, no Company or any other Person is responsible or liable for, entitled to rely upon, or entitled to raise as a defense, in any manner whatsoever, the failure of Agent or any Lender to comply with these provisions.

SECTION 12       MISCELLANEOUS.

         12.1 NONBUSINESS DAYS. Any payment or action that is due under any Credit Document on a non-Business Day may be delayed until the next-succeeding Business Day (but interest accrues on any payment until it is made).

         12.2 COMMUNICATIONS. Unless otherwise specified, any communication from one party to another under any Credit Document must be in writing (which may be by fax) to be effective and is deemed given (a) if by fax, when transmitted to the appropriate fax number (which, without affecting the date when deemed given, must be promptly confirmed by telephone), (b) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, and deposited in the appropriate official postal service, or (c) if by any other means, when actually delivered. Until changed by notice under this agreement, the





                                      25
                                                                CREDIT AGREEMENT
address, fax number, and telephone number for Borrower and Agent are stated beside their respective signatures to this agreement and for each Lender are stated beside its name on SCHEDULE 2.

         12.3 FORM AND NUMBER. The form, substance, and number of counterparts of each writing to be furnished under this agreement must be satisfactory to Agent and Borrower.

         12.4 EXCEPTIONS. An exception to any Credit Document covenant or agreement does not permit violation of any other Credit Document covenant or agreement.

         12.5 SURVIVAL. All Credit Document provisions survive all closings and are not affected by any investigation by any party.

         12.6 GOVERNING LAW. Unless otherwise specified, each Credit Document must be construed, and its performance enforced, under the Laws of the State of Texas and the United States of America.

         12.7 INVALID PROVISIONS. If any provision of a Credit Document is judicially determined to be unenforceable, then all other provisions of it remain enforceable. If the provision determined to be unenforceable is a material part of that Credit Document, then, to the extent lawful, it shall be replaced by a judicially-construed provision that is enforceable but otherwise as similar in substance and content to the original provision as the context of it reasonably allows.

         12.8    AMENDMENTS, SUPPLEMENTS, WAIVERS, CONSENTS, AND CONFLICTS.

                 (a) ALL LENDERS. Any amendment or supplement to, or waiver or consent under, any Credit Document that purports to accomplish any of the following must be by a writing executed by Borrower and executed (or approved in writing, as the case may be) by all Lenders: (i) Extends the due date for, decreases the amount or rate of calculation of, or waives the late or non-payment of, any scheduled payment or mandatory prepayment of principal or interest of any of the Obligation or any fees payable ratably to Lenders under the Credit Documents, except, in each case, any adjustments or reductions that are contemplated by any Credit Document; (ii) changes the definition of "COMMITMENT," "COMMITMENT PERCENTAGE," "DEFAULT PERCENTAGE," or "REQUIRED LENDERS"; (iii) increases any part of any Lender's Commitment; (iv) fully or partially releases the Guaranty, except, in each case, as expressly provided by any Credit Document or as a result of a merger, consolidation, or dissolution expressly permitted in the Credit Documents; (v) consents to any assignment by Borrower under SECTION 12.10(A); or (vi) changes this CLAUSE (A) or any other matter specifically requiring the consent of all Lenders under any Credit Document.

                 (b) AGENT. Any amendment or supplement to, or waiver or consent under, any Credit Document that purports to accomplish any of the following must be by a writing executed by Borrower and executed (or approved in writing, as the case may be) by Agent: (i) Extends the due date for, decreases the amount or rate of calculation of, or waives the late or non-payment of, any fees payable to Agent under any Credit Document, except, in each case, any adjustments or reductions that are contemplated by any Credit Document; (ii) increases Agent's obligations beyond its agreements under any Credit Document; or (iii) changes this CLAUSE (B) or any other matter specifically requiring the consent of Agent under any Credit Document.

                 (c) REQUIRED LENDERS. Except as specified above (i) the provisions of this agreement may be amended and supplemented, and waivers and consents under it may be given, in writing executed by Borrower and Required Lenders and otherwise supplemented only by documents delivered in accordance with the express terms of this agreement, and (ii) each other Credit Document may only be amended and supplemented, and waivers and consents under it may be given, in a writing executed by the parties to that Credit Document that is also executed or approved by Required Lenders and otherwise supplemented only by documents delivered in accordance with the express terms of that other Credit Document.





                                      26
                                                                CREDIT AGREEMENT

                 (d) WAIVERS. No course of dealing or any failure or delay by Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Agent or any Lender under any Credit Document operates as a waiver of that Right. A waiver must be in writing and signed by the parties otherwise required by this
         SECTION 12.8 to be effective and will be effective only in the specific instance and for the specific purpose for which it is given.

                 (e) CONFLICTS. Although this agreement and other Credit Documents may contain additional and different terms and provisions, any conflict or ambiguity between the express terms and provisions of this agreement and express terms and provisions in any other Credit Document is controlled by the express terms and provisions of this agreement.

         12.9 COUNTERPARTS. Any Credit Document may be executed in a number of identical counterparts (including, at Agent's discretion, counterparts or signature pages executed and transmitted by fax) with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. Certain parties to this agreement may execute multiple signature pages to this agreement as well as one or more complete counterparts of it, and Borrower and Agent are authorized to execute, where applicable, those separate signature pages and insert them, along with signature pages of other parties to this agreement, into one or more complete counterparts of this agreement that contain signatures of all parties to it.

         12.10   PARTIES.

                 (a) PARTIES AND BENEFICIARIES. Each Credit Document binds and inures to the parties to it and each of their respective successors and permitted assigns. Only those Persons may rely upon or raise any defense about this agreement. No Company may assign or transfer any Rights or obligations under any Credit Document without first obtaining all Lenders' consent, and any purported assignment or transfer without all Lenders' consent is void. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation except as permitted by CLAUSES
         (C) or (D) below, neither of which provisions permit any Lender to transfer, pledge, assign, sell any participation in, or otherwise encumber any of its portion of the Obligation for consideration that, directly or indirectly, reflects a discount from face value (i.e., full principal amount involved plus accrued and unpaid interest and fees related to it) without first having offered that transfer, pledge, assignment, participation, or encumbrance to all other Lenders ratably according to their Commitment Percentages or Default Percentages, as the case may be.

                 (b) RELATIONSHIP OF PARTIES. The relationship between each Lender and each applicable Company is that of creditor/secured party and obligor, respectively. Financial covenant and reporting provisions in the Credit Documents are intended solely for the benefit of each Lender to protect its interest as a creditor/secured party. Nothing in the Credit Documents may be construed as (i) permitting or obligating any Lender to act as a financial or business advisor or consultant to any Company, (ii) permitting or obligating any Lender to control any Company or conduct its operations, (iii) creating any fiduciary obligation of any Lender to any Company, or (iv) creating any joint venture, agency, or other relationship between the parties except as expressly specified in the Credit Documents.

                 (c) PARTICIPATIONS. Any Lender may (subject to the provisions of this section, in accordance with applicable Legal Requirement, in the ordinary course of its business, at any time, and with notice to Borrower) sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. The selling Lender remains a "Lender" under the Credit Documents, the Participant does not become a "Lender" under the Credit Documents, and the selling Lender's obligations under the Credit Documents remain unchanged. The selling Lender remains solely responsible for the performance of its obligations and remains the holder of its share of the Principal Debt for all purposes under the Credit Documents. Borrower and Agent shall continue to deal solely





                                      27
                                                                CREDIT AGREEMENT
         and directly with the selling Lender in connection with that Lender's Rights and obligations under the Credit Documents, and each Lender must retain the sole right and responsibility to enforce due obligations of the Companies. Participants have no Rights under the Credit Documents except as provided in the except clause of the last sentence of this SECTION 12.10(C). Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of
         SECTION 3 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under SECTION 3 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification, or waiver of any Credit Document except as to matters in
         SECTION 12.8(A)(I) and (II).

                 (d) ASSIGNMENTS. Each Lender may make assignments to the Federal Reserve Bank, provided that any related costs, fees, and expenses incurred by such Lender in connection with such assignment or the re- assignment back to it free of any interests of the Federal Reserve Bank, shall be for the sole account of Lender. Each Lender may also assign to one or more assignees (each an "ASSIGNEE") all or any part of its Rights and obligations under the Credit Documents so long as (i) the assignor Lender and Assignee execute and deliver to Agent and Borrower for their consent and acceptance (that may not be unreasonably withheld in any instance and is not required by Borrower if an Event of Default exists) an assignment and assumption agreement in substantially the form of EXHIBIT F (an "ASSIGNMENT") and pay to Agent a processing fee of $2,500 (which payment obligation is the sole liability, joint and several, of that Lender and Assignee), (ii) the assignment must be for a minimum total Commitment of $5,000,000, and, if the assigning Lender retains any Commitment, it must be a minimum total Commitment of $10,000,000, and (iii) the conditions for that assignment set forth in the applicable Assignment are satisfied. The Effective Date in each Assignment must (unless a shorter period is agreeable to Borrower and Agent) be at least five Business Days after it is executed and delivered by the assignor Lender and the Assignee to Agent and Borrower for acceptance. Once that Assignment is accepted by Agent and Borrower, and subject to all of the following occurring, then, on and after the Effective Date stated in it (i) the Assignee automatically becomes a party to this agreement and, to the extent provided in that Assignment, has the Rights and obligations of a Lender under the Credit Documents, (ii) in the case of an Assignment covering all of the remaining portion of the assignor Lender's Rights and obligations under the Credit Documents, the assignor Lender ceases to be a party to the Credit Documents, (iii) Borrower shall execute and deliver to the assignor Lender and the Assignee the appropriate Notes in accordance with this agreement following the transfer, (iv) upon delivery of the Notes under CLAUSE (III) preceding, the assignor Lender shall return to Borrower all Notes previously delivered to that Lender under this agreement, and (v) SCHEDULE 2 is automatically deemed to be amended to reflect the name, address, telecopy number, and Commitment of the Assignee and the remaining Commitment (if any) of the assignor Lender, and Agent shall prepare and circulate to Borrower and Lenders an amended SCHEDULE 2 reflecting those changes. Notwithstanding the foregoing, no Assignee may be recognized as a party to the Credit Documents (and the assigning Lender shall continue to be treated for all purposes as the party to the Credit Documents) with respect to the Rights and obligations assigned to that Assignee until the actions described in CLAUSES (III) and (IV) have occurred. The Obligation is registered on the books of Borrower as to both principal and any stated interest, and transfers of (as opposed to participations in) principal and interest of the Obligation may only be made in accordance with this section.

         12.11 VENUE AND SERVICE OF PROCESS. BORROWER IN EACH CASE FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN TEXAS, (B) WAIVES, TO THE FULLEST EXTENT LAWFUL, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH ANY CREDIT DOCUMENT AND THE OBLIGATION BROUGHT IN THE DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (C) WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE FOREGOING COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) CONSENTS TO THE SERVICE OF PROCESS OUR OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES OF THAT PROCESS





                                      28
                                                                CREDIT AGREEMENT

BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND
DELIVERY, OR BY DELIVERY BY A NATIONALLY- RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS FOR PURPOSES OF THIS AGREEMENT, AND (E) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY CREDIT DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE CREDIT DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. BORROWER ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S AGREEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT AGENT AND EACH LENDER HAS ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THIS AGREEMENT, AND THAT AGENT AND EACH LENDER WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. BORROWER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THESE WAIVERS WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY AGREES TO EACH WAIVER FOLLOWING CONSULTATION WITH LEGAL COUNSEL. The waivers in this section are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of the applicable Credit Document.
In connection with any Litigation, this agreement may be filed as a written consent to a trial by the court.

         12.12 NON-RECOURSE TO GENERAL PARTNER. NEITHER GENERAL PARTNER NOR ANY DIRECTOR, OFFICER, EMPLOYEE, STOCKHOLDER, OR AGENT OF GENERAL PARTNER SHALL HAVE ANY LIABILITY FOR ANY OBLIGATIONS OF BORROWER OR GUARANTOR UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR FOR ANY CLAIM BASED ON, IN RESPECT OF OR BY REASON OF, SUCH OBLIGATIONS OR THEIR CREATION, INCLUDING ANY LIABILITY BASED UPON, OR ARISING BY OPERATION OF LAW AS A RESULT OF, THE STATUS OR CAPACITY OF GENERAL PARTNER AS THE "GENERAL PARTNER" OF GUARANTOR. BY EXECUTING THIS AGREEMENT, AGENT AND EACH LENDER, EXPRESSLY WAIVES AND RELEASES ALL SUCH LIABILITY. THIS WAIVER AND RELEASE SHALL BE A PART OF THE CONSIDERATION FOR GUARANTOR'S EXECUTION AND DELIVERY OF THE GUARANTY.

         12.13 CONFIDENTIALITY. Agent and each Lender agrees (on behalf of itself and each of its Affiliates, and its and each of their respective Representatives) to keep and maintain any non-public information supplied to it by or on behalf of any Company which is identified as being confidential and shall not use any such information for any purpose other than in connection with the administration or enforcement of this transaction. However, nothing herein shall limit the disclosure of any such information (a) to the extent required by Legal Requirement, (b) to counsel of Agent or any Lender in connection with the transactions provided for in this agreement, (c) to bank examiners, auditors and accountants, or (d) any Assignee or Participant (or prospective Assignee or Participant) so long as such Assignee or Participant (or prospective Assignee or Participant) first enters into a confidentiality agreement with Agent or such Lender. Upon full payment of the Obligation, Agent and each Lender shall, if requested by any Company at the expense of any Company, return all (and not retain any) copies of such confidential information to the requesting Company.

         12.14 ENTIRETY. THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, LENDERS, AND AGENT WITH RESPECT TO THEIR SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGE FOLLOWS.





                                      29
                                                                CREDIT AGREEMENT

         EXECUTED as of the date first stated in this Credit Agreement.


TEPPCO Colorado, LLC                                      TEPPCO COLORADO, LLC, as Borrower
c/o Texas Eastern Products,
 Pipeline Company                                         By:   TE Products Pipeline Company, Limited
America Tower Building                                          Partnership, as Sole Member
2929 Allen Parkway
Houston, TX 77019                                               By:  Texas Eastern Products Pipeline
Attn:     Charles H. Leonard,                                        Company, as General Partner
          Senior Vice President,
          Chief Financial Officer, and
          Treasurer                                                  By   /s/ Charles H. Leonard
                                                                          ----------------------------------
Phone:    713-759-3999                                                    Charles H. Leonard, Senior Vice
Fax:      713-759-3957                                                    President, Chief Financial
                                                                          Officer, and Treasurer




SunTrust Bank, Atlanta                                    SUNTRUST BANK, ATLANTA, as
25 Park Place                                             Agent and Sole Lender
24th Floor, MC-120
Atlanta, GA 30303
Attn:      John A. Fields, Jr.,
           Vice President                                 By    /s/ John A. Fields, Jr.
                                                                --------------------------------------------
Phone:     404-724-3667                                         John A. Fields, Jr., Vice President
Fax:       404-827-6270


                                                          By    /s/ F. McClellan Deaver, III
                                                                --------------------------------------------
                                                                F. McClellan Deaver, III, Group Vice
                                                                President





                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                   SCHEDULE 2

                            LENDERS AND COMMITMENTS


                                                       COMMITMENT
    LENDER                         COMMITMENT          PERCENTAGE
    ------                         ----------          ----------
SunTrust Bank, Atlanta             $38,000,000         100.00%
25 Park Place
24th Floor, MC-120
Atlanta, GA 30303
Attn:     John A. Fields, Jr.
          Vice President
Phone:    404-724-3667
Fax:      404-827-6270

TOTAL COMMITMENTS                  $38,000,000         100.00%


                                   SCHEDULE 4

                               CLOSING DOCUMENTS

   Unless otherwise specified, all dated either April 21, 1998 (the "CLOSING DATE"), or a date no earlier than 30 days before the Closing Date (a "CURRENT DATE").


H&B       [1.]   CREDIT AGREEMENT (the "CREDIT AGREEMENT") dated as of the
                 Closing Date between TEPPCO COLORADO, LLC, a Delaware limited liability company ("BORROWER"), certain Lenders, SUNTRUST BANK,
                 ATLANTA, as Agent (the defined terms in which have the same meanings when used in this schedule), accompanied by:

H&B                 SCHEDULE 2     -    Lenders and Commitments
H&B                 SCHEDULE 4     -    Closing Documents
Borrower            SCHEDULE 5.2   -    Companies and Names
Borrower            SCHEDULE 5.8   -    Litigation
Borrower            SCHEDULE 5.10  -    Environmental Matters
Borrower            SCHEDULE 5.11  -    Employee-Plan Matters
Borrower            SCHEDULE 5.12  -    Existing Debt
Borrower            SCHEDULE 5.13  -    Existing Liens
Borrower            SCHEDULE 5.15  -    Affiliate Transactions

H&B                 EXHIBIT A      -    Term Note
H&B                 EXHIBIT B      -    Guaranty
H&B                 EXHIBIT C      -    Compliance Certificate
F&J                 EXHIBIT D      -    Opinion of Counsel
H&B                 EXHIBIT E      -    Assignment and Assumption Agreement

H&B       [2.]   TERM NOTE dated the Closing Date, executed by Borrower,
                 substantially in the form of EXHIBIT A to the Credit Agreement, payable to the order of SunTrust Bank, Atlanta, as the sole
                 Lender, in the stated principal amount of $38,000,000.

H&B       [3.]   GUARANTY dated as of the Closing Date, in substantially the form of EXHIBIT B to the Credit Agreement, and executed by TE
                 PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP ("GUARANTOR").

Borrower  [4.]   COMPLIANCE CERTIFICATE as of the Closing Date.

           5. CERTIFICATE OF FORMATION of Borrower certified by the Delaware Secretary of State as of March 26, 1998.

Borrower  [6.]   AGREEMENT OF LIMITED PARTNERSHIP of Guarantor certified by the
                 Delaware Secretary of State as of a Current Date.

Borrower  [7.]   AGREEMENT OF LIMITED PARTNERSHIP of TEPPCO Partners, L.P.
                 ("PARENT"), certified by the Delaware Secretary of State as of a Current Date.

Borrower  [8.]   CERTIFICATE OF INCORPORATION for Texas Eastern Products
                 Pipeline Company ("GENERAL PARTNER") certified by the Delaware
                 Secretary of State as of a Current Date.


_______________________

[ ] Indicate items not complete at the time this version of this schedule was prepared, along with the initials of the party or counsel responsible for them.

                                                                      Schedule 4

Borrower [10.] OFFICERS' CERTIFICATE dated as of the Closing Date, executed by the President or a Vice President and by the Secretary of an Assistant Secretary of General Partner certifying (a) resolutions adopted by General Partner's directors authorizing the executing and delivery of the Credit Documents on behalf of General Partner, Guarantor, and Borrower, as the case may be, (b) the incumbency and signatures of officers of General Partner authorized to execute and deliver any Credit Document, and (c) the accuracy and completeness of the following that must accompany that certificate:

                    Annex A - Resolutions of General Partner's Directors Annex B - Certificate of Incorporation of General Partner Annex C - Bylaws of General Partner
                    Annex D - Agreement of Limited Partnership of Parent Annex E - Agreement of Limited Partnership of Guarantor Annex F - Certificate of Formation of Borrower
                    Annex G - Limited Liability Company Agreement of Borrower

F&J      [11.] OPINION dated the Closing Date, of Fulbright & Jaworski LLP, counsel to General Partner, Guarantor, and Borrower, addressed to Agent and Lenders, and in substantially the form of Exhibit E to the Credit Agreement.

Borrower [12.] INSURANCE POLICY OR BINDER dated a Current Date and reflecting the insurance coverage on the Fractionators required by
               Section 8.9 of the Credit Agreement.

          13. UNIFORM COMMERCIAL CODE SEARCH REPORTS from the filing officers of the following representative jurisdictions for the following Persons as debtors as of the following dates:

===================================================================================================================================
                                           Search                            File
   Person           Jurisdiction            Date        File Number          Date         Description
===================================================================================================================================
 Borrower           Texas                 04/06/98                                     No documents on file.
-----------------------------------------------------------------------------------------------------------------------------------
                    Colorado              04/03/98                                     No documents on file.
-----------------------------------------------------------------------------------------------------------------------------------
 Guarantor          Texas                 04/06/98                                     No documents on file.
-----------------------------------------------------------------------------------------------------------------------------------
                    New York              04/10/98      056047              03/20/95   NationsBank of Texas, N.A., as Trustee, as
                                                                                       Secured Party in respect of mortgage over
                                                                                       pipeline system
-----------------------------------------------------------------------------------------------------------------------------------
                    Ohio                  04/01/98      AL70722             03/17/95   NationsBank of Texas, N.A., as Trustee, as
                                                                                       Secured Party in respect of mortgage over
                                                                                       pipeline system
-----------------------------------------------------------------------------------------------------------------------------------
 Parent             Texas                 04/06/98                                     No documents on file.
-----------------------------------------------------------------------------------------------------------------------------------
 General Partner    Texas                 04/06/98                                     No documents on file.
-----------------------------------------------------------------------------------------------------------------------------------
                    New York              04/10/98      206410              09/29/93   Adirondack Leasing Associates Ltd. as
                                                                                       Secured Party in respect of Konica and a
                                                                                       PFU
-----------------------------------------------------------------------------------------------------------------------------------
                    Ohio                  04/01/98                                     No documents on file.
===================================================================================================================================

Borrower [14.] EVIDENCE satisfactory to Agent that The Bank of New York as the final Trustee in respect of the Mortgage, Security Agreement and Fixture Filing (as renewed, extended, amended, supplemented, and assigned) dated as of February 28, 1990, from Guarantor, and originally


                                       3                              SCHEDULE 4

Borrower [9.]  CERTIFICATES OF APPROPRIATE GOVERNMENTAL AUTHORITIES of the
               following jurisdictions, dated Current Dates, with respect to the existence, authority to transact business, and good standing of the following Persons:

==============================================================
       Person          Jurisdiction(s)             Date
==============================================================
 Borrower              Delaware
--------------------------------------------------------------
                       Colorado
--------------------------------------------------------------
 Guarantor             Delaware
--------------------------------------------------------------
                       Arkansas
--------------------------------------------------------------
                       Illinois
--------------------------------------------------------------
                       Indiana
--------------------------------------------------------------
                       Kentucky
--------------------------------------------------------------
                       Louisiana
--------------------------------------------------------------
                       Missouri
--------------------------------------------------------------
                       New York
--------------------------------------------------------------
                       Ohio
--------------------------------------------------------------
                       Pennsylvania
--------------------------------------------------------------
                       Rhode Island
--------------------------------------------------------------
                       Texas
--------------------------------------------------------------
                       West Virginia
--------------------------------------------------------------
 Parent                Delaware
--------------------------------------------------------------
                       Texas
--------------------------------------------------------------
 General Partner       Delaware
--------------------------------------------------------------
                       Arkansas
--------------------------------------------------------------
                       Illinois
--------------------------------------------------------------
                       Indiana
--------------------------------------------------------------
                       Kentucky
--------------------------------------------------------------
                       Louisiana
--------------------------------------------------------------
                       Missouri
--------------------------------------------------------------
                       New York
--------------------------------------------------------------
                       Ohio
--------------------------------------------------------------
                       Pennsylvania
--------------------------------------------------------------
                       Rhode Island
--------------------------------------------------------------
                       Texas
--------------------------------------------------------------
                       West Virginia
==============================================================

                                       2            SCHEDULE 4

                                  SCHEDULE 5.2

                               COMPANIES AND NAMES



=============================================================================================================================
                       Jurisdiction    Qualified      Other Names       Name Change
        Company             of           to do          Used in           In Last                     Owned By
                        Formation       Business     Past 5 Years         4 Months
=============================================================================================================================
  TE Products            Delaware       Arkansas         None               None           Texas Eastern Products
  Pipeline Company,                     Illinois                                           Pipeline Company (1.0101%
  Limited Partnership                   Indiana                                            general partner interest and
                                        Kentucky                                           98.9899% limited partner
                                       Louisiana                                           interest)
                                        Missouri
                                        New York
                                          Ohio
                                      Pennsylvania
                                      Rhode Island
                                       Texas, and
                                     West Virginia
-----------------------------------------------------------------------------------------------------------------------------
  TEPPCO Colorado,       Delaware       Colorado         None               None           TE Products Pipeline
  LLC                                                                                      Company, Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------


                                  SCHEDULE 5.8

                                   LITIGATION





                                      NONE.

                                  SCHEDULE 5.10

                              ENVIRONMENTAL MATTERS




TE Products Pipeline Company, Limited Partnership ("Partnership") and the Indiana Department of Environmental Management ("IDEM") have entered into an Agreed Order that will ultimately result in a remediation program for any on-site and off-site groundwater contamination attributable to the Partnership's operations at the Seymour, Indiana, terminal. As part of the Agreed Order, the Partnership has completed the remedial investigation sampling for groundwater contamination. In November 1997, IDEM approved the final remedial investigation report for the Seymour terminal. The Partnership is currently negotiation with IDEM the clean-up levels to be attained at the Seymour terminal. The Partnership estimates that the costs of the remediation program to be proposed by the Partnership for the Seymour terminal will not exceed the amount accrued therefore (approximately $1.7 million at December 31, 1997). The completion of the remediation program to be proposed by the Partnership, if such program is approved by IDEM, should not have a material adverse impact on the Partnership.


The Partnership received a compliance order from the Louisiana Department of Environmental Quality ("DEQ") during 1994 relative to a potential environmental contamination at the Partnership's Arcadia, Louisiana facility, which may be attributable to the operations of the Partnership and surrounding petroleum terminals of other companies. The Partnership has finalized a negotiated compliance order with DEQ that will allow the Partnership to continue with a remediation plan similar to the one previously agreed to by DEQ and implemented by Texas Eastern Products Pipeline Company. The completion of the remediation program being proposed by the Partnership should not have a future material adverse impact of the Partnership.


The Partnership is currently reviewing the possibility of undertaking a voluntary remediation of its Lebanon, Ohio terminal, for possible contamination by petroleum products. It is not anticipated that any such remediation program will have a future material adverse impact on the Partnership.

                                  SCHEDULE 5.11

                              EMPLOYEE-PLAN MATTERS





                                      NONE.

                                  SCHEDULE 5.12

                                  EXISTING DEBT





TE Products Pipeline Company, Limited Partnership

         $180,000,000               6.45%            Senior Notes               Due 2008
         $210,000,000               7.51%            Senior Notes               Due 2028


                                  SCHEDULE 5.13

                                 EXISTING LIENS



There are no existing Liens except Permitted Liens. There may exist certain mortgage filings, deeds of trust and UCC lien filings in various states that pertain to the Series A First Mortgage Notes and Series B First Mortgage Notes (collectively "Mortgage Notes"), which Mortgage Notes were paid in full on January 27, 1998. The Bank of New York is currently prosecuting the filing of releases for any liens associated with such Mortgage Notes.

                                  SCHEDULE 5.15

                             AFFILIATE TRANSACTIONS





Asset Purchase Agreement between Duke Energy Field Services, Inc. ("DEFS") and TEPPCO Colorado, LLC ("TEPPCO Colorado") for the purchase of two (2) fractionation units located in Weld County, Colorado. The terms of the Asset Purchase Agreement incorporate additional agreements between DEFS and TEPPCO Colorado, including the Fractionation Agreement, the Operation and Maintenance Agreement, the Lease Agreement and the Sublease Agreement.

                                                                      EXHIBIT A

                                    TERM NOTE

$38,000,000                                                       April 21,1998


         FOR VALUE RECEIVED, TEPPCO COLORADO, LLC, a Delaware limited liability company ("MAKER"), promises to pay to the order of SUNTRUST BANK, ATLANTA ("PAYEE"), the principal amount of $38,000,000, together with interest on the unpaid amounts thereof from time to time outstanding.

         This note is a "Note" under the Credit Agreement (as renewed, extended, amended, or restated, the "Credit Agreement") dated as of April 21, 1998, between Maker, Payee, certain other Lenders from time to time, and SunTrust Bank, Atlanta, as Agent for Lenders. All of the terms defined in the Credit Agreement have the same meanings when used, unless otherwise defined, in this note.

         This note incorporates by reference the principal and interest payment terms in the Credit Agreement for this note, including, without limitation, the final maturity date for this note, which is the Maturity Date. Principal and interest are payable to the holder of this note by payment to Agent at its offices at 25 Park Place, Atlanta, Georgia 30303 or at any other address of which Agent may notify Maker in writing.

         This note also incorporates by reference all other provisions in the Credit Agreement applicable to this note including provisions for disbursement of principal, applicable interest rates before and after certain Events of Default, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorney's fees, courts costs, and other costs of collection, certain waivers by Maker and other obligors, assurances and security, choice of Texas and United States federal law, usury savings, and other matters applicable to Credit Documents under the Credit Agreement.

                                 TEPPCO COLORADO, LLC, as Maker

                                 By:  TE PRODUCTS PIPELINE COMPANY,
                                      LIMITED PARTNERSHIP, as sole Member

                                      By:  TEXAS EASTERN PRODUCTS
                                           PIPELINE COMPANY, as General Partner


                                           By: /s/ CHARLES H. LEONARD
                                               --------------------------------
                                               Charles H. Leonard, Senior Vice
                                               President, Chief Financial
                                               Officers, and Treasurer





                                                                      EXHIBIT A

                                    EXHIBIT B

                                    GUARANTY


         THIS GUARANTY is executed as of April 21, 1998, by TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP, a Delaware limited partnership ("GUARANTOR"), for the benefit of SUNTRUST BANK, ATLANTA (in its capacity as Agent for the Lenders now or in the future party to the Credit Agreement described below, "AGENT").

         TEPPCO Colorado, LLC, a Delaware limited liability company ("BORROWER"), Agent, and Lenders have executed the Credit Agreement (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT") dated as of April 21, 1998. Guarantor is the sole member and owner of a significant portion of the equity interests in Borrower. The execution and delivery of this guaranty are requirements to Agent's and Lenders' execution of the Credit Agreement and other Credit Documents (see PARAGRAPH 1 below for definitions), are integral to the transactions contemplated by the Credit Documents, and are conditions precedent to Lenders' obligations to lend under the Credit Agreement.

         ACCORDINGLY, for adequate and sufficient consideration, Guarantor guarantees to Agent and Lenders the prompt payment of the Guaranteed Obligation (defined below) at, and at all times after, its various applicable maturities (by acceleration or otherwise) as follows:

         1. DEFINITIONS. Terms defined in the Credit Agreement have the same meanings when used (unless otherwise defined) in this guaranty. As used in this guaranty:

         "AGENT" is defined in the preamble to this guaranty and includes its successor appointed under SECTION 11 of the Credit Agreement and acting as Agent for Lenders under the Credit Documents.

         "BORROWER" is defined in the recitals to this guaranty and includes, without limitation, Borrower, Borrower as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Borrower or for all or substantially all of Borrower's assets under any Debtor Law.

         "CREDIT AGREEMENT" is defined in the recitals to this guaranty.

         "GUARANTEED OBLIGATION" means the Obligation, as defined in the Credit Agreement, including, without limitation, all present and future amounts that would become due but for the operation of ss.ss. 502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest (including, without limitation, all post-petition interest if Borrower voluntarily or involuntarily becomes subject to any Debtor
Law).

         "GUARANTOR"  is defined in the preamble to this guaranty.

         2. GUARANTY. This is an absolute, irrevocable, and continuing guaranty. This guaranty remains in effect until the Guaranteed Obligation is fully paid and performed, and all commitments to lend under the Credit Agreement have terminated. Any permitted holder or assignee of the Guaranteed Obligation may enforce this guaranty. Guarantor may not rescind or revoke its obligations with respect to the Guaranteed Obligation.

         3. CONSIDERATION. Guarantor represents and warrants that (a) the value of the consideration received and to be received by it is reasonably worth at least as much as its liability under this guaranty and (b) its liability under this Guaranty may reasonably be expected to directly or indirectly benefit it.

         4. CUMULATIVE RIGHTS. If Guarantor becomes liable for any indebtedness owing by Borrower to Agent or any Lender, other than under this guaranty, that liability may not be in any manner impaired or

                                                                       EXHIBIT B
affected by this guaranty. The Rights of Agent or Lenders under this guaranty are cumulative of any and all other Rights that Agent or Lenders may ever have against Guarantor. The exercise by Agent or Lenders of any Right under this guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other Right.

         5. PAYMENT UPON DEMAND. Guarantor shall, upon demand to it and without further notice of dishonor and without any notice having been given to Guarantor previous to that demand of either the acceptance by Agent or Lenders of this guaranty or the creation or incurrence of any Guaranteed Obligation, pay the amount of the Guaranteed Obligation then matured, due, and payable to Agent and Lenders. It is not necessary for Agent or Lenders, in order to enforce that payment by Guarantor, first or contemporaneously to accelerate payment of any of the Guaranteed Obligation, to institute suit or exhaust remedies against Borrower or others liable on any Guaranteed Obligation, or to enforce Rights against any collateral securing any Guaranteed Obligation. If Guarantor fails to timely perform any of its obligations under this guaranty, it agrees to pay to Agent all reasonable costs and expenses (including reasonable attorney's fees) incurred by Agent in the enforcement of this guaranty.

         6. SUBORDINATION. All principal of and interest on all indebtedness, liabilities, and obligations of Borrower to Guarantor (the "SUBORDINATED DEBT"), whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, now or in the future existing, due or to become due to Guarantor, or held or to be held by Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, is expressly subordinated to the full and final payment of the Guaranteed Obligation (and Guarantor agrees not to accept any payment of any Subordinated Debt from Borrower) during any period when an Event of Default or Potential Default exists. If Guarantor receives any payment of any Subordinated Debt in violation of the preceding subordination provision, then Guarantor shall hold that payment in trust for Agent and Lenders and promptly turn it over to Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Obligation.

         7. SUBROGATION AND CONTRIBUTION. Until no Lender is obligated to lend under the Credit Agreement and the Guaranteed Obligation has been fully paid and performed (a) Guarantor may not assert, enforce, or otherwise exercise any Right of subrogation to any of the Rights or Liens of Agent or Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Obligation or any collateral or other security or any Right of recourse, reimbursement, subrogation, contribution, indemnification, or similar Right against Borrower or any other obligor on any Guaranteed Obligation or any guarantor of it, (b) Guarantor defers all of the foregoing Rights (whether they arise in equity, under contract, by statute, under common law, or otherwise), and (c) Guarantor defers the benefit of, and any Right to participate in, any collateral or other security given to Agent or Lenders or any other beneficiary to secure payment of any Guaranteed Obligation.

         8. NO RELEASE. Guarantor's obligations under this guaranty are not released, diminished, or impaired by the occurrence of any one or more of the following events: (a) Any taking or accepting of any other security or assurance for any Guaranteed Obligation; (b) any release, surrender, exchange, subordination, impairment, or loss of any collateral securing any Guaranteed Obligation; (c) any full or partial release of the liability of any other obligor on the Obligation (other than as the result of payment on the Guaranteed Obligation); (d) the modification of, or waiver of compliance with, any terms of any other Credit Document; (e) any present or future insolvency, bankruptcy, or lack of corporate, partnership, or limited liability company power of any other obligor at any time liable for any Guaranteed Obligation; (f) any renewal, extension, or rearrangement of any Guaranteed Obligation or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Agent or any Lender to any other obligor on any Guaranteed Obligation; (g) any neglect, delay, omission, failure, or refusal of Agent or any Lender to take or prosecute any action in connection with any Guaranteed Obligation; (h) any failure of Agent or any Lender to notify Guarantor of any renewal, extension, or assignment of any Guaranteed Obligation, or the release of any security or of any other action taken or refrained from being taken by Agent or any Lender against Borrower, or any new agreement between Agent, any Lender, and Borrower, it being understood that neither Agent nor any Lender is required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Obligation, other than any notice specifically required to be given to

                                                                       EXHIBIT B

Guarantor by applicable Legal Requirements or elsewhere in this guaranty; (i) the unenforceability of any Guaranteed Obligation against any other obligor because it exceeds the amount permitted by applicable Legal Requirements, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (j) any payment of any Guaranteed Obligation to Agent or Lenders is held to constitute a preference under any Debtor Law or for any other reason Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance this guaranty shall be reinstated in an amount equal to that payment).

         9. WAIVERS. Guarantor waives (to the extent lawful and until full payment of the Guaranteed Obligation):

                  (a) All defenses to the enforcement of this guaranty (and Rights which may be asserted as defenses to the enforcement of this guaranty) including, but not limited to (i) any Right to revoke this guaranty with respect to future indebtedness arising under the Credit Agreement; (ii) any Right to require Agent or Lenders to do any of the following before Guarantor is obligated to pay any Guaranteed Obligation or before Agent or Lenders may proceed against Guarantor;
         (A) sue or exhaust remedies against Borrower and other guarantors or obligors, (B) sue on an accrued right of action in respect of any Guaranteed Obligation or bring any other action, exercise any other right, or exhaust all other remedies, or (C) enforce rights against Borrower's assets or the collateral pledged by Borrower to secure any Guaranteed Obligation; (iii) any right relating to the timing, manner, or conduct of Agent's or Lenders' enforcement of rights against Borrower's assets or the collateral pledged by Borrower to secure any Guaranteed Obligation; (iv) if Guarantor and Borrower (or a third party) have each pledged assets to secure any Guaranteed Obligation, any right to require Agent and Lenders to proceed first against the other collateral before proceeding against collateral pledged by Guarantor; (v) notice that this guaranty has been accepted by Agent and Lenders and notice of any indebtedness to which this guaranty may apply; (vi) any right of Guarantor to receive notice from Agent or Lenders of changes which affect the creditworthiness of Borrower; and
         (vii) except for any notice specifically required by this guaranty, presentation, presentment, demand for payment, protest, notice of protest, notice of dishonor or nonpayment of any indebtedness, notice of intent to accelerate, notice of acceleration, notice of any suit or other action by Lender against Borrower, Guarantor, or any other Person and any notice to any party liable for the obligation which is the subject of the suit or action; and

                  (b) Each of the foregoing rights or defenses regardless whether they arise under (i) Section 34.01 et seq. of the Texas Business and Commerce Code, as amended, (ii) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, (iii) Rule 31 of the Texas Rules of Civil Procedure, as amended, or (iv) common law, in equity, under contract, by statute, or otherwise.

         10. CREDIT AGREEMENT PROVISIONS. Guarantor acknowledges that certain
(a) representations and warranties in the Credit Agreement are applicable to it and confirms that each such representation and warranty is true and correct, and
(b) covenants, agreements, and other provisions in the Credit Agreement are applicable to it or are imposed upon it and agrees to promptly and properly comply with or be bound by each of them.

         11. RELIANCE AND DUTY TO REMAIN INFORMED. Guarantor confirms that it has executed and delivered this guaranty after reviewing the terms and conditions of the Credit Documents and all other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this guaranty. Guarantor confirms that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this guaranty in reliance on any representation or warranty by Agent or any Lender as to that creditworthiness. Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting Borrower's ability to perform under the Credit Documents to which it is a party or any collateral securing any Guaranteed Obligation.

                                                                       EXHIBIT B

         12. NO REDUCTION. The Guaranteed Obligation may not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of complete and final payment of the Guaranteed Obligation) of Borrower or any other obligor against Agent or Lenders or against payment of the Guaranteed Obligation, whether that offset, claim, or defense arises in connection with the Guaranteed Obligation or otherwise. Those claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, and unconscionability.

         13. CREDIT DOCUMENT. This guaranty is a Credit Document and is subject to the applicable provisions of SECTIONS 1 and 12 of the Credit Agreement, all of which are incorporated into this guaranty by reference the same as if set forth in this guaranty verbatim.

         14. COMMUNICATIONS. For purposes of SECTION 12.2 of the Credit Agreement, Guarantor's address and fax number are the same as Borrowers.

         15. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of SECTION 12.8 of the Credit Agreement.

         16. ENTIRETY. THIS GUARANTY AND ANY OTHER CREDIT DOCUMENTS TO WHICH GUARANTOR IS A PARTY REPRESENT THE FINAL AGREEMENT BETWEEN GUARANTOR, AGENT, AND LENDERS WITH RESPECT TO THE SUBJECT MATTER OF THIS GUARANTY AND ANY SUCH OTHER CREDIT DOCUMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         17. AGENT AND LENDERS. Agent is the agent for each Lender under the Credit Agreement. All Rights granted to Agent under or in connection with this guaranty are for each Lender's ratable benefit. Agent may, without the joinder of any Lender, exercise any Rights in Agent's or Lenders' favor under or in connection with this guaranty. Agent's and each Lender's Rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, Guarantor is not required to inquire about any such agreement or is subject to any terms of it unless Guarantor specifically joins it. Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of it.

         18. PARTIES. This guaranty benefits Agent, Lenders, and their respective successors and permitted assigns and binds Guarantor and its successors and assigns. Upon appointment of any successor Agent under, and pursuant to the terms of, the Credit Agreement, all of the Rights of Agent under this guaranty automatically vests in that new Agent as successor Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The Rights of Agent and Lenders under this guaranty may be transferred with any permitted assignment of any Guaranteed Obligation. The Credit Agreement contains provisions governing assignments of the Guaranteed Obligation and of Rights and obligations under this guaranty.

         19. NON-RECOURSE TO GENERAL PARTNER. NEITHER GENERAL PARTNER NOR ANY DIRECTOR, OFFICER, EMPLOYEE, STOCKHOLDER, OR AGENT OF GENERAL PARTNER SHALL HAVE ANY LIABILITY FOR ANY OBLIGATIONS OF GUARANTOR UNDER THIS GUARANTY OR ANY OTHER CREDIT DOCUMENT OR FOR ANY CLAIM BASED ON, IN RESPECT OF OR BY REASON OF, SUCH OBLIGATIONS OR THEIR CREATION, INCLUDING ANY LIABILITY BASED UPON, OR ARISING BY OPERATION OF LAW AS A RESULT OF, THE STATUS OR CAPACITY OF GENERAL PARTNER AS THE "GENERAL PARTNER" OF GUARANTOR. BY ACCEPTING THIS GUARANTY, AGENT, FOR ITSELF AND EACH LENDER, EXPRESSLY WAIVES AND RELEASES ALL SUCH LIABILITY. THIS WAIVER AND RELEASE SHALL BE A PART OF THE CONSIDERATION FOR GUARANTOR'S EXECUTION AND DELIVERY OF THIS GUARANTY.

                                                                       EXHIBIT B

         20. VENUE AND SERVICE OF PROCESS. GUARANTOR, IN EACH CASE FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS IN TEXAS, (B) WAIVES, TO THE FULLEST EXTENT LAWFUL, ANY OBJECTION THAT IT MAY NOW OR IN THE FUTURE HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY AND THE GUARANTEED OBLIGATION BROUGHT IN THE DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (C) WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE FOREGOING COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) CONSENTS TO THE SERVICE OF PROCESS OUR OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES OF THAT PROCESS BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND DELIVERY, OR BY DELIVERY BY A NATIONALLY-RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS FOR PURPOSES OF THIS AGREEMENT, AND
(E) AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY CREDIT DOCUMENT ARISING OUT OF OR IN CONNECTION WITH THE CREDIT DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE FOREGOING COURTS. The scope of each of the foregoing waivers is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. GUARANTOR ACKNOWLEDGES THAT THESE WAIVERS ARE A MATERIAL INDUCEMENT TO AGENT'S AND EACH LENDER'S AGREEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT AGENT AND EACH LENDER HAS ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THE CREDIT AGREEMENT, AND THAT AGENT AND EACH LENDER WILL CONTINUE TO RELY ON EACH OF THESE WAIVERS IN RELATED FUTURE DEALINGS. GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THESE WAIVERS WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY AGREES TO EACH WAIVER FOLLOWING CONSULTATION WITH LEGAL COUNSEL. The waivers in this paragraph are irrevocable, meaning that they may not be modified either orally or in writing, and these waivers apply to any future renewals, extensions, amendments, modifications, or replacements in respect of this guaranty. In connection with any Litigation, this agreement may be filed as a written consent to a trial by the court.

                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                             SIGNATURE PAGE FOLLOWS.

                                                                       EXHIBIT B

         EXECUTED as of the date first stated in this guaranty.


                                     TE PRODUCTS PIPELINE COMPANY, LIMITED
                                     PARTNERSHIP, as Guarantor

                                          By: TEXAS EASTERN PRODUCTS PIPELINE
                                              COMPANY, as General Partner


                                          By  /s/  CHARLES H. LEONARD
                                             -----------------------------------
                                          Name:    Charles H. Leonard
                                                --------------------------------
                                          Title:   Senior Vice President, CEO,
                                                   Treasurer
                                                --------------------------------

         EXECUTED by Agent solely in acknowledgment of PARAGRAPH 16 above.

                                     SUNTRUST BANK, ATLANTA, as Agent


                                          By /s/ JOHN A. FIELDS, JR.
                                             -----------------------------------
                                             John A. Fields, Jr., Vice President


                                          By /s/ F. MCCLELLAN DEAVER, III
                                             -----------------------------------
                                          Name:  F. McClellan Deaver, III
                                               ---------------------------------
                                          Title: Group Vice President
                                                --------------------------------


                                                                       EXHIBIT B

                                 SIGNATURE PAGE

                                                                      EXHIBIT C

                             COMPLIANCE CERTIFICATE




FOR THE FISCAL QUARTER/YEAR ENDED __________________ (the "SUBJECT PERIOD")

AGENT:      SunTrust Bank, Atlanta           DATE: _________________________

BORROWER:   TEPPCO Colorado, LLC

================================================================================

         This certificate is delivered under the Credit Agreement (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT") dated as of April 21, 1998 between Borrower, Agent, and certain Lenders, all defined terms in which have the same meanings when used, unless otherwise defined, in this certificate.

         In my capacity as an officer of the General Partner of TEPPCO Partners, L.P., a Delaware limited partnership ("PARENT"), I certify to Agent and Lenders on the date of this certificate that (a) I am an officer of the General Partner of Parent, (b) the financial statements attached to this certificate were prepared in accordance with GAAP and present fairly the consolidated and consolidating financial condition and results of operations of Parent and its Subsidiaries as of, and for the fiscal quarter or year, as the case may be, ended on, the last day of the Subject Period, (c) a review of the activities of the Companies during the Subject Period has been made under my supervision with a view to determining whether, during the Subject Period, the Companies performed and complied with all of their obligations under the Credit
Documents, and, during the Subject Period, to my knowledge no Event of Default (nor any Potential Default) has occurred which has not been cured or waived (except the Events of Default or Potential Default, if any, described on the schedule to this certificate), and (d) to my knowledge, the status of compliance by the Parent with SECTIONS 8.1 and 8.2 of the Credit Agreement at the end of the Subject Period is as described on the scheulde to this certificate.



                                       By:
                                            ---------------------------------
                                            Name:
                                                 ----------------------------
                                            Title:
                                                  ---------------------------











                                                                      EXHIBIT C

                       SCHEDULE TO COMPLIANCE CERTIFICATE

            (For Fiscal Quarter/Year Ended ________________________)


         A. Describe Potential Defaults and Events of Default, if any, pursuant to CLAUSE (c)(ii) of the attached certificate. If none, so state.





         B. Reflect compliance with SECTIONS 8.1 and 8.2 at the end of the Subject Period on a consolidated basis pursuant to CLAUSE (d) of the attached certificate.


                                     TABLE 1

  ===================================================================== ======================= ============================
                                Covenant                                   At end of Subject               Period
  ===================================================================== ======================= ============================
  SECTION 8.1   Leverage Ratio
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (a)      Debt as of the last day of the Subject Period                                        $
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (b)      Stockholders equity as of the last day of the Subject        $
           Period
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (c)      Book value of intangible assets                              $
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (d)      Tangible Net Worth -- Line (b) minus Line (c)                $
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (e)      Line (d) plus Line (a)                                                               $
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (f)      Ratio of Line (a) to Line (e)                                $
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (g)      Maximum -- see Table 2                                                              ____ to 1.00
  --------------------------------------------------------------------- ----------------------- ----------------------------
  SECTION 8.2    Debt/EBITDA Ratio
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (a)      Debt as of the last day of the Subject Period                                        $
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (b)      Net Income for 12 months ending with Subject Period          $
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (c)      Interest Expense for 12 months ending with Subject Period    $
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (d)      Tax Expenses for 12 months ending with Subject Period        $
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (e)      Depreciation for 12 months ending with Subject Period        $
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (f)      Amortization for 12 months ending with Subject Period        $
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (g)      EBITDA -- total of Lines (b), (c), (d), (e), and (f)                                 $
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (h)      Ration of Line (a) to Line (g)                                                       ____ to 1.00
  --------------------------------------------------------------------- ----------------------- ----------------------------
  (i)      Maximum -- see Table 3                                                               ____ to 1.00
  --------------------------------------------------------------------- ----------------------- ----------------------------



                                                                       EXHIBIT C

                            TABLE 2 -- LEVERAGE RATIO


  ==================================================================== ========================================
                           Quarter(s) Ending                                              Ratio
  ==================================================================== ========================================
  06/30/98 through 03/31/99                                            0.68 to 1.00
  -------------------------------------------------------------------- ----------------------------------------
  06/30/99 and thereafter                                              0.65 to 1.00
  -------------------------------------------------------------------- ----------------------------------------



                         TABLE 3 -- DEBT TO EBITDA RATIO


  ==================================================================== ========================================
                           Quarter(s) Ending                                              Ratio
  ==================================================================== ========================================
  06/30/98 through 03/31/99                                            4.25 to 1.00
  -------------------------------------------------------------------- ----------------------------------------
  06/30/99 and thereafter                                              4.00 to 1.00
  -------------------------------------------------------------------- ----------------------------------------









                                                                       EXHIBIT C

                                                                 EXHIBIT D

                       [FULBRIGHT & JAWORSKI LETTERHEAD]


                                 April 21, 1998


SunTrust Bank, Atlanta
25 Park Place
Atlanta, Georgia 30303

Re: Credit Agreement dated as of April 21, 1998 (the "Agreement"), between TEPPCO Colorado LLC, a Delaware limited liability company (the "Company"), and SunTrust Bank, Atlanta, a Georgia banking corporation, in its capacity as agent thereunder (in such capacity, the "Agent"), and in its capacity as the sole, initial lender party thereunder (the "Initial Lender")

Ladies and Gentlemen:

     We have acted as counsel to Company, TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership (the "Guarantor"), and Texas Eastern Products Pipeline Company, a Delaware corporation (the "General Partner"), in connection with the Agreement and that certain Guaranty of even date with the Agreement (the "Guaranty"), executed by Guarantor and in favor of Agent. Capitalized terms used but not defined herein have the meanings given them in the Agreement (including, without limitation, the term "Lenders", as therein defined), or if not therein defined, the meanings given them in the Guaranty. The opinions expressed herein are being furnished to you pursuant to Item 11 on
Schedule 4 of the Agreement.

     In rendering the opinions expressed herein, we have (i) relied as to factual matters, to the extent we deemed appropriate, upon the representations contained in (A) the Agreement (including the Schedules thereto), (B) the Guaranty, (C) certificates of representatives of Company, Guarantor and General Partner (collectively the "Loan Parties" and individually a "Loan Party") and
(D) certificates and other communications of public officials, and (ii) examined the Agreement, the Guaranty, that certain promissory note of even date with the Agreement (the "Note"), in the stated principal amount of $38,000,000, executed by Company and payable to the order of Initial Lender (the Agreement, the Note and the Guaranty are referred to herein collectively as the "Financing Documents" and individually as a "Financing Document", as the context may require) and such records, certificates, instruments, agreements and other documents as are in our judgment necessary or appropriate to enable us to render the opinions expressed herein.

     In such reliance and in making such examination, we have assumed the authenticity of all records, certificates, instruments, agreements and other documents (including, without limitation, the Financing Documents) submitted to us as originals, the conformity with the originals of all records, certificates, instruments, agreements and other documents (including, without limitation, the Financing Documents) submitted to us as certified or photostatic copies thereof, and the authenticity of the originals of such latter records, certificates, instruments, agreements and other documents. In addition, we have assumed the legal capacity of each natural person identified, or indicated as having executed, in any of those records, certificates, instruments, agreements and other documents and the genuineness of all signatures on all such records, certificates, instruments, agreements and other documents.

SunTrust Bank, Atlanta
April 21, 1998
Page 2


     In rendering the opinions expressed herein, we also have assumed, without investigation, that each of the Financing Documents is the legal, valid and binding obligation of each Person expressed to be a party thereto other than any Loan Party (each such party, an "Other Party"), enforceable against and by each Other Party in accordance with its terms.

     Based upon the foregoing and in the reliance thereon, and subject to and qualified by the assumptions, qualifications, limitations and exceptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

               1. Company has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act (6 Del.C Sections 18-101, et seq.) (the "LLC Act").

               2. Guarantor has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del.C Sections 17-101, et seq.) (the "LP Act"). Guarantor is qualified as a foreign limited partnership to transact business in the State of Texas.

               3. General Partner has been duly incorporated and is validly existing in good standing as a corporation under the General Corporation Law of the State of Delaware (the "GCL"). General Partner is qualified as a foreign corporation to transact business, and is in good standing, in the State of Texas.

               4. The execution and delivery by Company of each Financing Document to which it is a party, and the performance by Company of its obligations thereunder, are within Company's limited liability company power and authority and have been duly authorized by all necessary limited liability company action.

               5. The execution and delivery by Guarantor of the Guaranty, and the performance by Guarantor of its obligations thereunder, are within Guarantor's limited partnership power and authority and have been duly authorized by all necessary limited partnership action.

               6.   General Partner has the corporate power and authority to act
     (i) as the general partner of Guarantor and (ii) as the general partner of Guarantor in Guarantor's capacity as the sole member of Company, and the execution and delivery by General Partner, (y) as the general partner of Guarantor and (z) as the general partner of Guarantor in Guarantor's capacity as the sole member of Company, of each Financing Document, and, as general partner of Guarantor, to cause Guarantor, in Guarantor's limited partnership capacity or in Guarantor's capacity as the sole member of Company (as the case may be), to perform its respective obligations under each Financing Document to which it is a party, are within General Partner's corporate power and authority and have been duly authorized by all necessary corporate action.

               7. Each Financing Document to which Company is a party has been duly executed and delivered by Company.

               8. The Guaranty has been duly executed and delivered by Guarantor.

SunTrust Bank, Atlanta
April 21, 1998
Page 3


               9. Each Financing Document has been duly executed and delivered by the General Partner, as the general partner of Guarantor or as the general partner of Guarantor in Guarantor's capacity as the sole member of Company, as the case may be

               10. Each of the Financing Documents to which Company is a party constitutes the legal, valid and binding obligation of the Company, enforceable against Company in accordance with its terms.

               11. The Guaranty constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms.

               12. Neither the execution and delivery by Company of any of the Financing Documents to which it is a party, nor the performance by Company of its obligations thereunder, will (i) result in a breach of, or constitute a default under, the terms of any agreement or instrument that has been identified to us by Company as material or (ii) violate (a) any statutory law or regulation, (b) any decree or order of any court, governmental agency or arbitrator that is known by us to be applicable to Company or (c) the certificate of formation or limited liability agreement of Company.

               13. Neither the execution and delivery by Guarantor of the Guaranty, nor the performance by Guarantor of its obligations thereunder, will (i) result in a breach of, or constitute a default under, the terms of any agreement or instrument binding on Guarantor filed as an exhibit to Guarantor's Annual Report on Form 10-K for the year ended December 31, 1997 or (ii) violate (a) any statutory law or regulation, (b) any decree or order of any court, governmental agency or arbitrator that is known by us to be applicable to Guarantor or (iii) the certificate of formation or agreement of limited partnership of Guarantor.

               14. Neither the execution and delivery by General Partner, (i) as the general partner of Guarantor or (ii) as the general partner of the Guarantor in Guarantor's capacity as the sole member of Company, of any Financing Document, nor the performance by General Partner, (y) as the general partner of Guarantor or (z) as the general partner of Guarantor in Guarantor's capacity as the sole member of Company, to cause Guarantor, in Guarantor's capacity as a limited partnership or in Guarantor's capacity as the sole member of the Company, to perform its obligations thereunder, will
     (i) result in a breach of, or constitute a default under, the terms of the Senior Notes or the Indenture pursuant to which the Senior Notes were issued or any other agreement or instrument binding on Guarantor filed as an exhibit to Guarantor's Annual Report on Form 10-K for the year ended December 31, 1997 or (ii) violate (a) any statutory law or regulation, (b) any decree or order of any court, governmental agency or arbitrator that is known by us to be applicable to General Partner or (c) the certificate of incorporation or bylaws of General Partner.

               15. No consent, approval, authorization or waiver of, or notice to or filing with, or other action by, any governmental authority is required by any statutory law or regulation as a condition to the execution and delivery by Company of any Financing Document to which it is a party, or to the performance by Company of its obligations thereunder, except such as have been obtained.

SunTrust Bank, Atlanta
April 21, 1998
Page 4


               16. No consent, approval, authorization or waiver of, or notice to or filing with, or other action by, any governmental authority is required by any statutory law or regulation as a condition to the execution and delivery by Guarantor of the Guaranty, or the performance by Guarantor of its obligations thereunder, except such as have been obtained.

               17. No consent, approval, authorization or waiver of, or notice to or filing with, or other action by, any governmental authority is required by any statutory law or regulation as a condition to the execution and delivery by General Partner, (i) as general partner of Guarantor, or
     (ii) as the general partner of Guarantor in Guarantor's capacity as the sole member of Company of any Financing Document or the performance by General Partner, (y) as the general partner of Guarantor or (z) as the general partner of Guarantor in Guarantor's capacity as the sole member of Company, to cause Guarantor, in Guarantor's limited partnership capacity or Guarantor's capacity as the sole member of the Company, as the case may be, to perform its obligations thereunder, except as such as have been obtained.

               18. Neither Company nor Guarantor is an "investment company" or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

               19. Neither Company nor Guarantor is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

     The opinions expressed herein are further subject to, and qualified by, the following assumptions, exceptions, qualifications and limitations:

     A. The opinions expressed herein are limited exclusively to the laws of the State of Texas, the GCL, the LLC Act, the LP Act and the federal statutory laws and regulations of the United States of America. In respect to such laws, in addition to the limitations set forth herein, such reference is limited to laws which are normally applicable to the transactions provided for in the Financing Documents. References herein to the "laws" of a jurisdiction are to the laws of that jurisdiction, other than the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and judicial decisions to the extent that they deal with any of the foregoing.

     B. The opinions expressed in paragraphs 10 and 11 above are further subject to the following:

          (i) The enforceability of the Financial Documents may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws (including court decisions) relating to or affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) general principles of equity, including, without limitation, requirements of good faith, fairness and reasonableness, and the possible unavailability of specific performance or injunctive relief (regardless of whether enforceability is considered in a proceeding in equity or at law), and (c) the refusal of a particular court to grant (1) equitable remedies, including, without limitation, specific performance and injunctive relief, or (2) a particular remedy sought by Lender

SunTrust Bank, Atlanta
April 21, 1998
Page 5


under any Financing Document as opposed to another remedy provided for therein or another remedy available at law or in equity.

     (ii) In rendering the opinions expressed in paragraphs 10 and 11 above, we express no opinion as to the availability of certain equitable remedies, including specific performance, and further, we express no opinion as to the enforceability of any provisions of any Financing Document that:

          (a) purports to (1) establish or satisfy evidentiary standards, (2) waive or otherwise affect any right, notice or defense that cannot be waived or otherwise affected as a matter of law, (3) negate the effect of any course of dealing or any exercise, or failure or delay to exercise, any right, power, privilege or remedy, (4) relate to indemnities, exculpation or contribution to the extent prohibited by public policy or require indemnification or contribution (as applicable) for liability on account of fraud, negligence, gross negligence, willful misconduct, breach of the performance of an agreed undertaking, violation of law or illegal conduct (or the public policy underlying such action or conduct) of a Person seeking or asserting the benefit of such indemnity, exculpation or contribution provision, (5) limit liability of any Person to claims for gross negligence or willful misconduct, (6) grant to Lender the right to offset special deposits against obligations owed under any Financing Document, (7) permit the enforcement of rights and remedies by or on behalf of any Lender after the Obligations have been satisfied, (8) authorize conclusive determinations by any party or to permit a party to make determinations in its sole discretion, (9) restrict or otherwise affect jurisdiction, venue, submission to, or acceptance of, a court's jurisdiction, objections to the laying of venue or submission or acceptance of jurisdiction, limitation periods or other procedural rights in any proceeding, (10) waive or otherwise restrict or deny access to claims, causes of action or remedies that may be available or asserted in any action, (11) restrict access to legal or equitable remedies;

          (b) states that (1) prohibition, illegality, invalidity or unenforceability of any provision of such Financing Document in any jurisdiction shall not (A) invalidate the remaining provisions of such Financing Document or (B) affect that provision in any other jurisdiction, or (2) the right of Lender to exercise any right or remedy on the basis of any misrepresentation or breach of warranty is not affected by any action by Lender;

          (c) permits an action against any Person to be brought in the courts of the State of Texas (1) if such Person has not been served with process in that action in accordance with applicable rules of procedure or (2) if the court in which the action is brought does not have jurisdiction of the subject matter of the action;

          (d) permits an action against any Person to be brought in the federal courts of the United States of America sitting in the State of Texas (1) if such Person has not been served with process in accordance with applicable rules of procedure or (2) if those courts do not have jurisdiction of the subject matter of the action;

          (e) provides for irrevocability of the appointment of any agent or attorney for service of process or otherwise; or

          (f) requires the reimbursement to any Person whose breach of a recognizable standard of performance or care in acting or failing timely or otherwise properly to act substantially contributed to the basis for which such reimbursement is sought;

SunTrust Bank, Atlanta
April 21, 1998
Page 6


provided, however, in our opinion, the unenforceability of those remedial and other provisions referred to in the preceding clauses does not render void or invalid the remaining provisions of the Financing Documents and does not, subject to the other qualifications, exceptions, limitations and assumptions set forth herein, make the remedies generally afforded by the Financing Documents inadequate for the realization of the substantive principal legal benefits purported to be provided by the Financing Documents (except for the economic consequences resulting from any delay or procedure imposed by applicable law).

          (iii) The opinions expressed are subject to the further exception that the enforceability of the several Financing Documents may be subject to standards of reasonableness, care and diligence and of "good faith" limitations and obligations, such as those provided in Sections 1.102(c), 1.203 and 1.208 of the Uniform Commercial Code as adopted and amended in the State of Texas.

     C. We do not express any opinion with respect to any exhibit or schedule to, or other agreement referred to in, any of the Financing Documents.

     D. In rendering the foregoing opinions, we have not, pursuant to our engagement, endeavored to express any opinions, and we express no opinions, and none are intended to be implied hereby nor shall be inferred herefrom, as to
(i) the various state and federal laws, statutes, regulations, interpretations, opinions, directives, orders, rulings, authorities or similar matters regulating or governing Lender (collectively, the "Rules") and/or its entry into, execution, delivery or performance of the Financing Documents, or the transactions provided for therein, or the conduct of its business related thereto, or (ii) Lender's compliance with any of the Rules in connection with any Financing Document, or the transactions provided for therein.

     E. In rendering the opinions expressed in paragraph 1 above relating to the existence and good standing of Company, we have relied solely upon a review of the Certificate of State of Delaware, Office of Secretary of State dated April 20, 1998 (Delaware existence and good standing).

     F. In rendering the opinions expressed in paragraph 2 above relating to the existence, good standing and foreign qualification of Guarantor, we have relied solely upon a review of certificates of public officials as follows: (i) Certificate of State of Delaware, Office of Secretary of State dated April 20, 1998 (Delaware existence and good standing); and (ii) Certificate of State of Texas, Secretary of State dated April 20, 1998 (Texas foreign qualification).

     G. In rendering the opinions expressed in paragraph 3 above relating to the existence, good standing and foreign qualification and good standing of General Partner, we have relied solely upon a review of certificates of public officials as follows: (i) Certificate of State of Delaware, Office of Secretary of State dated April 20, 1998 (Delaware existence and good standing); (ii) Certificate of State of Texas, Secretary of State dated April 20, 1998 (Texas foreign qualification); and (iii) Certificate of the Office of the Comptroller of Public Accounts of the State of Texas dated April 20, 1998 (Texas good standing).

     H. In rendering the opinions expressed in paragraph 19 above, we have assumed that each Affiliate of Company (other than Guarantor) and of Guarantor (other than Company) is exempt from regulation under PUHCA.

SunTrust Bank, Atlanta
April 21, 1998
Page 7


     I. As used herein, the phrase "to our knowledge" or words of similar import means conscious awareness of facts or other information by the lawyers in our firm who, based on our records as of 12:00 Noon on April 20, 1998 have devoted substantive attention to legal matters on behalf of Company, Guarantor or General Partner since January 1, 1997.

     The opinions expressed herein are solely for the benefit of, any may only be relied upon by, Agent and present and future Lenders and Participants, in connection with the above transaction. Neither this opinion letter nor any except hereof (nor any reproduction of any of the foregoing) may be furnished to (except in connection with a legal or arbitral proceeding or as may be required by applicable law, and in any such events, as shall be directed and required incident thereto pursuant to a duly issued subpoena, writ, order or other legal process), or relied upon by, any other Person without the prior written consent of this Firm. The opinions expressed herein are as of the date hereof (and not as of any other date, including, without limitation, the effective date of any Financing Document if a date other than the date hereof) or, to the extent a reference to a certificate or other document is made herein, to such date, and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law occur which could affect such opinions.


                                        Very truly yours,

                                        /s/ FULBRIGHT & JAWORSKI L.L.P.
                                        -------------------------------
                                        Fulbright & Jaworski L.L.P.

                                                                       EXHIBIT E

                              ASSIGNMENT AGREEMENT


         THIS AGREEMENT is entered into as of _________________ between ____________________ ("ASSIGNOR"), and ________________________ ("ASSIGNEE").

                  TEPPCO COLORADO, LLC, a Delaware limited liability company ("BORROWER", certain Lenders, and SUNTRUST BANK, ATLANTA (in its capacity as Agent for Lenders, "AGENT"), are party to the Credit Agreement (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT") dated as of April 21, 1998, all of the defined terms in which have the same meanings when used, unless otherwise defined, in this agreement. This agreement is entered into as required by SECTION 12.10(d) of the Credit Agreement and is not effective (unless otherwise provided in that section) until consented to by Borrower and Agent, which consents may not under the Credit Agreement be unreasonably withheld.

         ACCORDINGLY, for adequate and sufficient consideration, Assignor and Assignee agree as follows:

         1. ASSIGNMENT. By this agreement, and effective as of ____________ (which must be at lease five Business Days after the execution and delivery of this agreement to both Agent and, if required, Borrower, for consent, the "EFFECTIVE DATE"), Assignor sells and assigns to Assignee (without recourse to Assignor) and Assignee purchases and assumes from Assignor a % interest (the "ASSIGNED INTEREST"), which, if not equal to 100%, must be a percentage, when computed as an aggregate dollar amount, that is at least $5,000,000 in and to all of Assignor's Rights and obligations under the Credit Agreement as of the Effective Date, including, without limitation, the Assigned Interest in (a) Assignor's Commitment as of the Effective Date, (b) each Note held by Assignor as of the Effective Date, (c) all Principal Debt owed to Assignor on the Effective Date, and (d) all interest accruing in respect of the Assigned Interest after the Effective Date.

         2. ASSIGNOR PROVISIONS. Assignor (a) represents and warrants to Assignee that, as of the Effective Date, Assignor is the legal and beneficial owner of the Assigned Interest, which is free and clear of any adverse claim, and (b) makes no representation or warranty to Assignee and assumes no responsibility to Assignee with respect to (i) any statements, warranties, or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Credit Document, or (iii) the financial condition of Parent or any Company or the performance or observance by any Company of any of its obligations under any Credit Document.

         3. ASSIGNEE PROVISIONS. Assignee (a) represents and warrants to Assignor, Borrower, and Agent that Assignee is legally authorized to enter into this agreement, (b) confirms that it has received a copy of the Credit Agreement, copies of the Current Financials, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this agreement, (c) agrees with Assignor, Borrower, and Agent that Assignee shall (independently and without reliance upon Agent, Assignor, or any other Lender and based on such documents and information as Assignee deems appropriate at the time) continue to make its own credit decisions in taking or not taking action under the Credit Documents, (d) appoints and authorizes Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to Agent by the terms of the Credit Documents and all other reasonably-incidental powers, and (e) agrees with Assignor, Borrower and Agent that Assignee shall perform and comply with all provisions of the Credit Documents applicable to Lenders in accordance with their respective terms. If Assignee is not organized under the laws of the United States of America or one of its states, it (i) represents and warrants to Assignor, Agent, and


                                                                       EXHIBIT E

Borrower that no Taxes are required to be withheld by Assignor, Agent, or Borrower with respect to any payments to be made to it in respect of the Obligation, and it has furnished to Agent and Borrower two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other form acceptable to Agent that entitles Assignee to exemption from U.S. federal withholding Tax on all interest payments under the Credit Documents,
(ii) covenants to provide Agent and Borrower a new Form 4224, Form 1001, Form W-8, or other form acceptable to Agent upon the expiration or obsolescence of any previously delivered form according to law, duly executed and completed by it, and to comply from time to time with all laws with regard to the withholding Tax exemption, and (iii) agrees with Agent and Borrower that, if any of the foregoing is not true or the applicable forms are not provided, then Agent and Borrower (without duplication) may deduct and withhold from interest payments under the Credit Documents any United States federal-income Tax at the full rate applicable under the IRC.

         4. CREDIT AGREEMENT AND COMMITMENTS. From and after the Effective Date
(a) Assignee shall be a party to the Credit Agreement and (to the extent provided in this agreement) have the Rights and obligations of a Lender under the Credit Documents and (b) Assignor shall (to the extent provided in this agreement) relinquish its Rights and be released from its obligations under the Credit Documents. On the Effective Date, after giving effect to this agreement, but without giving effect to any other assignments that have not yet become effective, Assignor's total Commitment (which, if positive, must be at least $10,000,000) and Assignee's total Commitment will be $_________________.

         5. NOTES. Assignor and Assignee request Borrower to issue new Notes to Assignor and Assignee in the amounts of their respective Commitments under PARAGRAPH 4 above and otherwise issued in accordance with the Credit Agreement. Upon delivery of those Notes, Assignor shall return to Borrower all Notes previously delivered to Assignor under the Credit Agreement.

         6. PAYMENTS AND ADJUSTMENTS. From and after the Effective Date, Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees, and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods before the Effective Date by Agent or with respect to the making of this assignment directly between themselves.

         7. CONDITIONS PRECEDENT. PARAGRAPHS 1 through 6 above are not effective until (a) counterparts of this agreement are executed and delivered by Assignor and Assignee to (and are executed in the spaces below by) Borrower and Agent and
(b) Agent receives from Assignor a $2,500 processing fee.

         8. INCORPORATED PROVISIONS. Although this agreement is not a Credit Document, the provisions of SECTIONS 1 and 12 of the Credit Agreement applicable to Credit Documents are incorporated into this instrument by reference as if this agreement were a Credit Document and those provisions were set forth in this agreement verbatim.

         9. COMMUNICATIONS. For purposes of SECTION 12.2 of the Credit Agreement, Assignee's address, telephone number, and telecopy number (until changed under that section) are beside its signature below.

         10. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this agreement is valid unless in a writing that is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of the Credit Agreement.

         11. ENTIRETY. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN ASSIGNOR AND ASSIGNEE ABOUT ITS SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR


                                                                       EXHIBIT E

SUBSEQUENT ORAL AGREEMENTS OF ASSIGNOR AND ASSIGNEE. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN ASSIGNOR AND ASSIGNEE.

         12. PARTIES. This agreement binds and benefits Assignor, Assignee, and their respective successors and assigns that are permitted under the Credit Agreement.

         EXECUTED as of the date first stated in this Assignment Agreement.


[ASSIGNOR]                                    [ASSIGNEE]

By                                           By
   ------------------------------                -----------------------------
     Name:                                       Name:
          -----------------------                      -----------------------
     Title:                                      Title:
            ---------------------                       ----------------------

                                             Address
                                                      ------------------------

                                             Phone
                                                   ---------------------------
                                             Fax
                                                 -----------------------------


         As of the Effective Date, Borrower and Agent consent to this agreement and the transactions contemplated in it.

TEPPCO COLORADO, LLC, as Maker               SUNTRUST BANK, ATLANTA, as Agent


By:   TE PRODUCTS PIPELINE COMPANY,
      LIMITED PARTNERSHIP, as Sole Member    By
                                                 -----------------------------
      By: TEXAS EASTERN PRODUCTS                 Name:
            PIPELINE COMPANY, as General               -----------------------
            Partner                              Title:
                                                        ----------------------

By                                           By
   ------------------------------                -----------------------------
     Name:                                       Name:
          -----------------------                      -----------------------
     Title:                                      Title:
            ---------------------                       ----------------------



                                                                       EXHIBIT E